                                                                    EXHIBIT 10.1

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                               PURCHASE AGREEMENT


                                 by and between



                             SHERIDAN ENERGY, INC.


                                      and


               JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP



                                  dated as of


                               December 31, 1997



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

                               TABLE OF CONTENTS


                                  ARTICLE I.

                                  Definitions
      1.1  Definitions....................................................  2

                                  ARTICLE II.

                          Sale and Purchase; Closing

      2.1  Sale and Purchase.............................................. 10
      2.2  Closing........................................................ 10
      2.3  Ownership, Revenues and Expenses of JEDI I Properties.......... 11
      2.4  Certain Reassignments.......................................... 12

                                 ARTICLE III.

                  Representations and Warranties of Sheridan

      3.1  Corporate Existence............................................ 12
      3.2  Corporate Power and Authorization.............................. 12
      3.3  Binding Obligations............................................ 13
      3.4  No Violation................................................... 13
      3.5  Consents....................................................... 13
      3.6  SEC Documents and Financial Statements......................... 13
      3.7  Liabilities; Indebtedness...................................... 14
      3.8  Litigation..................................................... 14
      3.9  Title to Properties and Assets; Leases......................... 14
     3.10  Compliance with the Law........................................ 15
     3.11  Taxes.......................................................... 15
     3.12  Employee Benefit Matters....................................... 15
     3.13  Investment Company Act......................................... 17
     3.14  Public Utility Holding Company Act............................. 17
     3.15  No Restrictions on Affiliates.................................. 17
     3.16  Capitalization................................................. 17
     3.17  Subsidiaries................................................... 18
     3.18  Environmental Matters.......................................... 18
     3.19  Intellectual Property and Other Intangible Assets.............. 19
     3.20  No Public Offer................................................ 20
     3.21  Insurance...................................................... 20
     3.22  Certain Transactions........................................... 20
     3.23  Plugging and Abandonment Obligations........................... 20
     3.24  No Material Misstatements or Omissions......................... 20

     3.25  Material Contracts and Commitments............................. 20

                                  ARTICLE IV.

             Representations and Warranties of JEDI I Partnership

      4.1  Existence...................................................... 22
      4.2  Power and Authorization........................................ 22
      4.3  Binding Obligations............................................ 22
      4.4  No Violation................................................... 22
      4.5  Consents and Preferential Purchase Rights...................... 22
      4.6  Litigation..................................................... 23
      4.7  Title to Properties and Assets; Leases......................... 23
      4.8  Compliance with the Law........................................ 23
      4.9  Environmental Matters.......................................... 24
     4.10  Purchase for Investment........................................ 25
     4.11  Fees and Commissions........................................... 25
     4.12  Material Contracts and Commitments............................. 25
     4.13  Plugging and Abandonment Obligations........................... 26

                                  ARTICLE V.

                                   Covenants

      5.1  General........................................................ 26
      5.2  Notices and Consents........................................... 26
      5.3  Operation of Business by Sheridan.............................. 26
      5.4  Operation of JEDI I Properties by JEDI I Partnership........... 27
      5.5  Full Access.................................................... 28
      5.6  Notice of Developments......................................... 29

                                  ARTICLE VI.

                              Closing Conditions

      6.1  Conditions to Obligation of JEDI I  Partnership................ 29
      6.2  Conditions to Obligation of Sheridan........................... 30

                                 ARTICLE VII.

                               Other Provisions

      7.1  Fees and Commissions........................................... 31
      7.2  No Restrictions on Affiliates.................................. 31
      7.3  Certain Public Utility Matters................................. 31
      7.4  Business Opportunity Matters................................... 31

      7.5  Indemnification................................................ 32
      7.6  Survival of Terms; Failure to Close............................ 35
      7.7  Disclaimers of Representations and Warranties.................. 35
      7.8  Transfer Taxes and Recording Fees.............................. 36
      7.9  Standstill..................................................... 36
     7.10  Actions by Sheridan............................................ 36

                                 ARTICLE VIII.

                                 Miscellaneous

      8.1  Amendments; Waivers............................................ 36
      8.2  Successors and Assigns......................................... 36
      8.3  Severability................................................... 36
      8.4  Descriptive Headings........................................... 36
      8.5  Governing Law.................................................. 37
      8.6  Entire Agreement............................................... 37
      8.7  Execution in Counterparts...................................... 37
      8.8  Further Cooperation............................................ 37
      8.9  Notices........................................................ 37
     8.10  No Waiver; Remedies Cumulative................................. 37
     8.11  Exhibits; Schedules; Amendment of Disclosure Letter............ 37
     8.12  Dispute Resolution............................................. 38

                                    EXHIBITS
                                    --------

Exhibit A - Form of Warrant Agreement
Exhibit B - Form of Assignment and Bill of Sale
Exhibit C - Form of Registration Rights Agreement

Schedule I - JEDI I Leases
Schedule II - JEDI I Wells
Schedule III - 3-D Seismic Data

                              PURCHASE AGREEMENT


     This PURCHASE AGREEMENT (this "Agreement") is made as of December 31,
1997, by and between Sheridan Energy, Inc., a Delaware corporation ("Sheridan"), and JEDI Hydrocarbon Investments I Limited Partnership, a Delaware limited partnership ("JEDI I Partnership").

                                    RECITALS

     Sheridan desires to issue and sell to JEDI I Partnership, subject to the terms and conditions set forth herein, (i) 382,500 shares of Common Stock (the "Shares"), and (ii) Warrants to purchase up to 67,500 shares of Common Stock in exchange for all of the right, title and interest to those certain oil and gas properties (the "JEDI I Leases") described in Schedule I hereto owned by JEDI I Partnership, together with all of JEDI I Partnership's interest in and to personal property, equipment, fixtures, contracts and data relating thereto, including the 3-D seismic data described in Schedule III attached hereto, LESS AND EXCEPT and JEDI I Partnership hereby excludes from the foregoing all 2-D seismic information, licenses and data relating to the JEDI I Leases, to the extent that the same is not transferable without consent, payment or penalty (collectively such interests to be exchanged by JEDI Partnership is hereinafter referred to as, the "JEDI I Properties").

     Simultaneously herewith, (i) Sheridan is entering into an agreement with Grand Gulf Production, L.L.C. ("GGP") (the "GGP/Sheridan Purchase Agreement") pursuant to which Sheridan will acquire substantially all of the oil and gas properties, together with all personal property, equipment, fixtures and data relating thereto, and all other assets of GGP in exchange for 467,500 shares of Common Stock and warrants to purchase up to 82,500 shares of Common Stock, (ii) GGP is entering into a termination agreement with JEDI I Partnership (the "GGP/JEDI I Partnership Termination Agreement") pursuant to which GGP and JEDI I Partnership will terminate the Farmout Agreement and the Participation Agreement, and (iii) GGP and Donald K. Lehto are entering into an agreement (the "GGP/JEDI Termination Agreement") with Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), pursuant to which JEDI will terminate all of the outstanding debt obligations of GGP to JEDI and the guaranty of Donald K. Lehto in exchange for the transfer by GGP to JEDI under the JEDI Loan Agreement of 467,500 shares of Common Stock and warrants to purchase up to 82,500 shares of Common Stock of Sheridan.

     It is the desire of Sheridan and JEDI I Partnership that the transactions contemplated by this Purchase Agreement, the GGP/Sheridan Purchase Agreement, the GGP/JEDI I Partnership Termination Agreement, and the GGP/JEDI Termination Agreement shall close simultaneously in accordance with the terms and conditions set forth herein and therein.

                                   AGREEMENTS

     In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.1 DEFINITIONS. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

          "AFFILIATE" as applied to any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of equity of any class or classes of such Person in any election of directors (or Persons performing similar functions) of such Person. For purposes of this Agreement (i) all executive officers and directors of a Person shall be deemed to be Affiliates of such Person, (ii) for avoidance of doubt, Enron Corp. and its Affiliates shall be deemed to be Affiliates of JEDI I Partnership, (iii) Sheridan and its Subsidiaries shall not be considered Affiliates of JEDI I Partnership or its Affiliates, and (iv) JEDI I Partnership and its Affiliates shall not be considered Affiliates of Sheridan and its Subsidiaries.

          "ASSIGNMENT" means the Assignment and Bill of Sale in the form of Exhibit B hereto.

          "CAPITALIZED LEASE OBLIGATIONS" means all payment obligations arising under any lease of property which, in accordance with GAAP, would be capitalized on Sheridan's or any of its Subsidiary's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should, in accordance with GAAP, be disclosed in a note to such balance sheet.

          "CHARTER" means, for any Person, such Person's certificate of incorporation, articles of incorporation or other organizational documents, as the same may be amended.

          "CLAIMS" shall have the meaning assigned to such term in Section
     7.5(b).

          "CLOSING" shall have the meaning assigned to such term in Section 2.2.

          "CLOSING DATE" shall have the meaning assigned to such term in Section 2.2.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder, and any successor statute.

          "COMMISSION" shall have the meaning assigned to such term in Section 3.6.

          "COMMON STOCK" means the common stock, par value $.01 per share, of Sheridan.

          "CONSOLIDATED" refers to the consolidation of financial statements in accordance with GAAP.

          "ECT" means Enron Capital & Trade Resources Corp.

          "ECT PURCHASE AGREEMENT" means that Stock Purchase Agreement dated November 28, 1997, between Sheridan and ECT, as amended.

          "EFFECTIVE DATE" means September 1, 1997.

          "ENVIRONMENTAL LAWS" means any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Person identified conducts business or at any time has conducted business, or where any of its properties or operations are located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Hazardous Materials Transportation Act, as amended, the Outer Continental Shelf Lands Act, as amended, the Coastal Zone Management Act, as amended, and other environmental conservation or protection laws. The terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that to the extent the laws of the state in which any property or operation is located has established a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with Sheridan or a Subsidiary of Sheridan would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

          "EXCHANGE ACT" shall have the meaning assigned to such term in Section 3.6.

          "EXISTING LAWSUIT" means the pending cause of action described in
     Section 4.6 of the JEDI I Partnership Disclosure Letter.

          "FARMOUT AGREEMENT" means that certain letter agreement, dated September 19, 1997, among JEDI, JEDI I Partnership and GGP.

          "GAAP" means generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

          "GGP" shall have the meaning assigned to such term in the recitals.

          "GGP/JEDI I PARTNERSHIP TERMINATION AGREEMENT" shall have the meaning assigned to such term in the recitals.

          "GGP/JEDI TERMINATION AGREEMENT" shall have the meaning assigned to such term in the recitals.

          "GGP/SHERIDAN PURCHASE AGREEMENT" shall have the meaning assigned to such term in the recitals.

          "GOOD TITLE" means that, subject to and except for the JEDI I
     Encumbrances:

          (a) JEDI I Partnership is (i) entitled to receive not less than the percentage set forth in Schedule II hereto as the "Net Revenue Interest" of all hydrocarbons produced, saved and marketed from the JEDI I Well listed in Schedule II to which such interest corresponds, all without reduction throughout the duration of the life of such well, except as specifically set forth in Schedule II, and (ii) obligated to bear the percentage of the costs and expenses relating to the maintenance, development and operation of such well, not greater than the "Working Interest" shown in Schedule II with respect to such well, without increase throughout the duration of the life of such well, except as specifically set forth in Schedule II; and

          (b) the title of JEDI I Partnership is free and clear of all liens, encumbrances and material defects.

          "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, state, county, municipal, or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court, or any political subdivision thereof.

          "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

          "INDEBTEDNESS" means, with respect to any Person, the principal of, premium, if any, and interest on: (a) indebtedness for money borrowed from others whether or not evidenced by notes, bonds, debentures or otherwise;
     (b) indebtedness of another Person guaranteed, directly or indirectly, in any manner by such Person, including, without limitation, through an agreement, contingent or otherwise, (i) to purchase or pay any such indebtedness, (ii) to advance or supply funds for the purchase or payment of such indebtedness, (iii) to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such other Person to make payment of such indebtedness or to assure the owners of the indebtedness against loss, or (iv) to maintain working capital, equity capital or other financial condition of such other Person so as to enable it to pay such indebtedness; (c) all indebtedness secured by any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of Sheridan, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; (e) all obligations of such Person issued or assumed for the deferred purchase price of property or services, including all trade credit, to the extent such obligations have remained outstanding in excess of sixty days; (f) Capitalized Lease Obligations and the present value of all future lease payments under a lease other than Capitalized Lease Obligations; (g) all unfunded post-retirement and post-employment benefits including, without limitation, unfunded pension liabilities; (h) mandatory redemption or mandatory dividend rights on ordinary shares (or other equity); (i) obligations of discontinued businesses that are subsumed within the single-sum amount of the net assets of the discontinued operations being held for sale, and (j) all obligations of such Person under or with respect to letters of credit.

          "INTERIM BALANCE SHEET" shall have the meaning assigned to such term in Section 3.6(a).

          "INTERMEDIARY" shall have the meaning assigned to such term in Section 7.1.

          "JEDI I ENCUMBRANCES" means any of the following matters:

          (a) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the recorded agreements, instruments and documents that create or reserve to JEDI I Partnership its interests in any of the JEDI I Properties;

          (b) any (i) undetermined or inchoate Liens constituting or securing the payment of expenses that were incurred incidental to maintenance, development, production or operation of the JEDI I Properties or for the purpose of developing, producing or processing oil, gas or other hydrocarbons therefrom or therein, excluding any Liens for borrowed money, and (ii) statutory Liens (including materialman's, mechanics', repairman's, mineral contractor's, mineral subcontractor's and similar Liens), to the extent not shown in the applicable public records, and operators' Liens, in each case arising in the ordinary course of business (x) that JEDI I Partnership has agreed to assume or pay pursuant to the terms hereof, (y) for which

     JEDI I Partnership is responsible for paying or releasing at Closing, or
     (z) for which Sheridan has agreed to assume or pay pursuant to the terms hereof;

          (c) any Liens for taxes not yet due and payable;

          (d) any Liens created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of the agreements, instruments and documents that create or reserve to JEDI I Partnership its interests in the JEDI I Properties;

          (e) any obligations or duties affecting the JEDI I Properties to any municipality or public authority with respect to any franchise, grant, license or permit, and all applicable laws, rules, regulations and orders of any Governmental Authority;

          (f) any (i) easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way, on, over or in respect of property owned or leased by JEDI I Partnership or over which JEDI I Partnership owns rights-of-way, easements, permits or licenses;

          (g) all lessors' royalties, overriding royalties, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production created or in existence as of the date hereof that do not operate to reduce the Net Revenue Interests of JEDI I Partnership in the JEDI I Wells described in Schedule II;

          (h) preferential rights to purchase or similar agreements;

          (i) required third party consents to assignments or similar agreements;

          (j) all rights to consent by, required notices to, filings with, or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas leases or interests therein;

          (k) production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements (but only to the extent Sheridan and JEDI Partnership have agreed on, and balanced up, any imbalances existing on the Closing Date, pursuant thereto); processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; carbon dioxide purchase or sale agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; tax partnership agreements (but only if there is currently, and at the Closing Date, no capital account deficit which would be required to be made up, in whole or in part, upon liquidation or termination); and any and all other agreements that are ordinary and customary in the oil, gas, sulphur and other mineral exploration, development or extraction business, or in the business of processing of gas and gas condensate production for the extraction of products therefrom; and

          (l) all defects and irregularities affecting the JEDI I Properties which individually or in the aggregate do not operate to reduce the Net Revenue Interests of JEDI I Partnership in the JEDI I Wells described in
     Schedule II, increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interests of JEDI I Partnership in the JEDI I Wells described in Schedule II, or otherwise interfere materially with the operation, value or use of the JEDI I Properties, taken as a whole.

          "JEDI I LEASES" shall have the meaning assigned to such term in the recitals.

          "JEDI I PARTNERSHIP DISCLOSURE LETTER" means that certain disclosure letter of even date herewith delivered to Sheridan by JEDI I Partnership relating to JEDI I Partnership's disclosures in connection with its representations and warranties hereunder.

          "JEDI I PARTNERSHIP MATERIAL ADVERSE EFFECT" means any change or event that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on (a) the JEDI I Properties, taken as a whole, (b) the ability of JEDI I Partnership to meet its obligations under this Agreement or the Operative Documents to which JEDI I Partnership is a party, or (c) the consummation of the transactions contemplated hereby; provided, however, that any change or event resulting from (i) changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products, (ii) changes in general economic conditions, including general stock market conditions and interest rate changes or
     (iii) the adverse determination of any pending litigation disclosed in the JEDI I Partnership Disclosure Letter shall not constitute a JEDI I Partnership Material Adverse Effect.

          "JEDI I PROPERTIES" shall have the meaning assigned to such term in the recitals.

          "JEDI I WELLS" means the wells located on the JEDI I Leases described in Schedule II.

          "KNOWLEDGE" or "KNOWN" means with respect to Sheridan, those individuals listed in Section 1.1 of the Sheridan Disclosure Letter and with respect to the JEDI I Partnership, those individuals listed in Section
     1.1 of the JEDI I Partnership Disclosure Letter, in each case, individually or collectively, have conducted such investigations and inquiries as they reasonably believe to be most likely to confirm the truth and accuracy of the matter being represented and warranted (or have caused such investigations and inquiries to be made under their supervision) and, after evaluating the findings of such investigation and inquiries either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason to believe that the matter being represented and warranted is not true and accurate.

          "LIEN" means, with respect to any Person, any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

          "OPERATIVE DOCUMENTS" means this Agreement, the Warrant Agreement, the Warrant Certificate, the Assignment, the GGP/Sheridan Purchase Agreement (including the warrant agreement and warrant certificates referred to therein), the GGP/JEDI I Partnership Termination Agreement, the GGP/JEDI Termination Agreement, and the Registration Rights Agreement.

          "PARTICIPATION AGREEMENT" means that certain Participation Agreement, dated February 27, 1995, between GGP and JEDI I Partnership, as amended by that certain First Amendment to Participation Agreement, dated January 1, 1996, between GGP and JEDI I Partnership.

          "PERMITS" means all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of such Person as currently conducted and as proposed to be conducted after the Closing.

          "PERMITTED LIENS" means (a) Liens for taxes not yet due and payable,
     (b) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar Liens) and operators' Liens, in each case arising in connection with the ordinary course of business securing payments not yet due and payable, (c) Liens created pursuant to or under the Sheridan Senior Credit Facility and (d) such imperfections or irregularities of title, if any, as (i) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (ii) do not and will not materially interfere with either the present or intended use of such property, and (iii) do not and will not, individually or in the aggregate, materially interfere with the conduct of Sheridan's or its Subsidiaries current or proposed operations.

          "PERSON" means an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a Governmental Authority.

          "PLAN" shall have the meaning assigned to such term in Section 3.12(a)(i).

          "PROPERTIES EXPENSES" means all costs and expenses (including royalties, production taxes, capital expenditures, lease operating expenses and overhead) paid by JEDI I Partnership that are (x) attributable to the JEDI I Properties, and (y) attributable to the period of time from and after the Effective Date including one-third of the ad valorem taxes for 1997.

          "PROPERTIES REVENUES" means the amount of all proceeds actually received by JEDI I Partnership that are (x) attributable to the JEDI I Properties, and (y) attributable to the period of time from and after the Effective Time.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form of Exhibit C hereto.

          "SEC DOCUMENTS" shall have the meaning assigned to such term in
     Section 3.6.

          "SECURITIES ACT" shall have the meaning assigned to such term in
     Section 3.6.

          "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of Sheridan issued to ECT pursuant to the ECT Purchase Agreement.

          "SHARES" shall have the meaning assigned to such term in Section 2.1.

          "SHERIDAN DISCLOSURE LETTER" means that certain disclosure letter of even date herewith delivered to JEDI I Partnership by Sheridan relating to Sheridan's disclosures in connection with its representations and warranties hereunder.

          "SHERIDAN MATERIAL ADVERSE EFFECT" means any change or event that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), business, results of operations or prospects of Sheridan and its Subsidiaries on a Consolidated basis, (b) the ability of Sheridan to meet its obligations under this Agreement or the Operative Documents to which Sheridan is a party, or (c) the consummation of the transactions contemplated hereby; provided, however, that any change or event resulting from (i) changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products, (ii) changes in general economic conditions, including general stock market conditions and interest rate changes or (iii) the adverse determination of any pending litigation disclosed in the Sheridan Disclosure Letter shall not constitute a Sheridan Material Adverse Effect.

          "SHERIDAN SENIOR CREDIT FACILITY" means that certain First Amended and Restated Credit Agreement dated as of September 30, 1997 by Sheridan, as the borrower and Bank One Texas, N.A., as the lender.

          "SUBSIDIARY" means, as to any Person, any corporation, company, association, partnership, limited liability company or other business entity of which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries.

          "WARRANT AGREEMENT" means the Warrant Agreement to be executed by Sheridan and JEDI I Partnership, in the form of Exhibit A hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

          "WARRANT CERTIFICATE" means the certificate evidencing Warrants, in the form of Exhibit A to the Warrant Agreement, as the same may be amended, supplemented, or otherwise modified from time to time.

          "WARRANTS" means the Common Stock purchase warrants described in the Warrant Agreement.

          "WARRANT SHARES" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

     ARTICLE II.

                           SALE AND PURCHASE; CLOSING
                           --------------------------

     2.1 SALE AND PURCHASE. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations, warranties, and covenants of the parties set forth herein or in any document delivered pursuant hereto, at the Closing (i) Sheridan agrees to deliver to JEDI I Partnership, and JEDI I Partnership agrees to accept, 382,500 shares of Common Stock (the "Shares") and, pursuant to the terms of the Warrant Agreement, Warrants to purchase 67,500 shares of Common Stock for $5.50 per share, and (ii) JEDI I Partnership agrees to deliver to Sheridan, and Sheridan agrees to accept, all of JEDI I Partnership's right, title and interest in and to the JEDI I Properties.

     2.2 CLOSING. The closing of the exchange of the Shares and the Warrants for the JEDI I Properties by the parties (the "Closing") will occur on or before December 31, 1997, or on such other date as may be agreed by the parties (the "Closing Date"), at the offices of Vinson & Elkins L.L.P. At the Closing, (i) Sheridan will deliver to JEDI I Partnership (or its designee) the Shares, duly executed and registered in the name of JEDI I Partnership or its designee (such shares bearing an appropriate legend agreed to by the parties), and the Warrant Agreement and the Warrant Certificates, (ii) JEDI I Partnership will deliver to Sheridan the Assignment covering the JEDI I Properties, (iii) each of Sheridan and JEDI I Partnership shall execute and deliver (and JEDI I Partnership shall cause its Affiliate, ECT, to execute and deliver) the Registration Rights Agreement, and (iv) JEDI I Partnership shall deliver such letters in lieu or similar documents as Sheridan shall reasonably request in order to evidence the transfer of the JEDI I Properties from JEDI I Partnership to Sheridan.

     2.3 OWNERSHIP, REVENUES AND EXPENSES OF JEDI I PROPERTIES. (a) Subject to the other provisions of this Agreement, including without limitation the indemnification provisions hereof, JEDI I Partnership shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds), and shall be responsible for costs and expenses, attributable to the period of time prior to the Effective Date with respect to the JEDI I Properties. Subject to the other provisions of this Agreement, Sheridan shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds), and shall be responsible for costs and expenses, attributable to the period of time from and after the Effective Date with respect to the JEDI I Properties, except as set forth in Sections 2.3(b)(i), (ii) and (iii) below.

     (b) Notwithstanding anything herein to the contrary, including the provisions of Section 2.3(a) hereof, (i) JEDI I Partnership shall pay to Sheridan an amount equal to $9,641.61, being 50% of all delay rentals attributable to the JEDI I Leases for the period of September 1, 1997 through

December 31, 1997, (ii) JEDI I Partnership shall pay to Sheridan an amount equal to $83,192.70 for plugging and abandonment costs attributable to the Georgia-Pacific Well #1, the Barton Well #A-1, and the Clayton Well #1 in consideration of Sheridan's assumption of (and Sheridan hereby assumes) all other plugging and abandonment costs attributable to such wells and any other JEDI I Well, and
(iii) JEDI I Partnership shall pay to Sheridan an amount equal to $6,000.00 for certain damages relating to pipeline rights-of way on those JEDI I Leases under which either John Barton, Sr., et al. or Ridge Road Land Company Ltd., et al. is the lessor thereunder in consideration of Sheridan's assumption of (and Sheridan hereby assumes) any additional damages associated therewith.

     (c) At Closing, JEDI I Partnership shall prepare, and shall furnish to Sheridan, an accounting statement setting forth an estimate of the Properties Revenues, the Properties Expenses and the actual amounts that JEDI I Partnership has agreed to pay to Sheridan pursuant to Section 2.2(b) (the "Other JEDI I Costs") as of the Closing Date. To the extent that the sum of the Properties Revenues and the Other JEDI I Costs exceed the Properties Expenses, JEDI I Partnership shall pay to Sheridan such excess amount at the Closing. To the extent that the Properties Expenses exceed the sum of the Properties Revenues and the Other JEDI I Costs, Sheridan shall pay to JEDI I Partnership such excess amount at the Closing.

     (d) Promptly after the Closing Date (but not later than 120 days thereafter), Sheridan shall prepare, and shall furnish to JEDI I Partnership, a final accounting statement setting forth the actual amounts provided in Section 2.3(a). As soon as reasonably practicable thereafter (but not later than 30 days thereafter), JEDI I Partnership shall deliver to Sheridan a written report containing any changes that JEDI I Partnership proposes be made to such statement. The parties shall undertake to agree on the final adjustment amount, and such final adjustment amount shall be paid by JEDI I Partnership or Sheridan, as appropriate, not later than 180 days after the Closing Date.
During said 180 day period, either party may at its own expense audit the other party's books, accounts and records relating to production proceeds, operating expenses and taxes paid that may have been adjusted on account of this transaction. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited party.

     2.4 CERTAIN REASSIGNMENTS. If the consent described in Section 4.5 of the JEDI I Partnership Disclosure Letter with respect to the Joseph T. Howell lease has not been received by August 1, 1998, Sheridan may require, upon written notice to JEDI I Partnership, a reassignment by JEDI I Partnership of 38,250 Shares and 6,750 Warrants. Upon receipt of such notice, JEDI I Partnership shall assign to Sheridan 38,250 Shares endorsed in blank or accompanied by duly executed assignment documents and 6,750 Warrants accompanied by duly executed assignment documents and Sheridan shall reassign to JEDI I Partnership the JEDI I Lease affected by such consent. Such assignments must be made not later than
November 1, 1998.   In the event that the stock certificates representing the
Shares contain a restrictive legend referring to this Section 2.4, then upon the request of JEDI I Partnership after the receipt of the consent referenced in this Section 2.4 or the execution and delivery of assignments referred to herein (whichever is earlier), Sheridan agrees to cause new stock certificate(s) evidencing the Shares (less any Shares reassigned to Sheridan pursuant to this Section 2.4) to be issued to JEDI I Partnership or its designee without such restrictive legend.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SHERIDAN
                   ------------------------------------------

     Sheridan represents and warrants to JEDI I  Partnership as follows:

     3.1 CORPORATE EXISTENCE. Sheridan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sheridan has full corporate power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently owns, operates and holds under lease. Sheridan is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified would not have a Sheridan Material Adverse Effect. On or before the date hereof, Sheridan has delivered to JEDI I Partnership's counsel true and complete copies of Sheridan's Certificate of Incorporation and bylaws, together with all amendments thereto. No other amendments to Sheridan's Certificate of Incorporation have been approved by the Board of Directors or stockholders of the Corporation or filed with the Delaware Secretary of State.

     3.2 CORPORATE POWER AND AUTHORIZATION. Sheridan is duly authorized and empowered to issue the Shares, the Warrants and the Warrant Shares, and to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby and thereby. All action on Sheridan's part requisite for the due issuance of the Shares and the Warrants and for the due execution, delivery, and performance of this Agreement and the other Operative Documents to which Sheridan is a party has been duly and effectively taken. The execution and delivery of this Agreement and the other Operative Documents to which Sheridan is a party and the consummation of the transactions to be performed by Sheridan hereby and thereby have been duly and validly authorized by all necessary action on the part of the Board of Directors of Sheridan, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement or the other Operative Documents to which Sheridan is a party by Sheridan or to consummate the transactions to be performed by Sheridan hereby and thereby.

     3.3 BINDING OBLIGATIONS. This Agreement and the other Operative Documents to which Sheridan is a party, when executed and delivered, shall each constitute a legal, valid and binding obligation of Sheridan enforceable in accordance with its respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. When issued to JEDI I Partnership at the Closing upon Sheridan's receipt of the Assignment, (i) the Shares will be validly issued, fully paid and nonassessable and free and clear of any Liens, and (ii) the Warrants will be validly issued and free and clear of any Liens. When issued and paid for in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of any Liens.

     3.4 NO VIOLATION. The execution and delivery of this Agreement or any of the other Operative Documents to which Sheridan is a party, the consummation of the transactions provided for herein and therein and contemplated hereby and thereby, and the fulfillment by Sheridan of the terms hereof and thereof, will not (a) conflict with or result in a breach of any provision of the Charter or bylaws or other organizational document of Sheridan or any of its Subsidiaries, (b) except for consents described in Section 3.5 of the Sheridan Disclosure Letter, result in any default or in any material modification of the terms of any material contract, agreement, obligation, commitment applicable to Sheridan or its Subsidiaries, or the creation of any Lien upon any of the properties or assets owned by Sheridan or any of its Subsidiaries, (c) except for consents described in Section 3.5 of the Sheridan Disclosure Letter, require any consent or approval (which has not been obtained or waived) under any Permit or any note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease or material instrument or material obligation to which Sheridan or any of its Subsidiaries is a party or by which Sheridan or any of its Subsidiaries may be bound, or (d) violate any Governmental Requirement or Permit applicable to Sheridan or any of its Subsidiaries, except in the case of subparagraphs (b), (c) and (d) above where any such default, modification, consent, approval or violation that would not have a Sheridan Material Adverse Effect.

     3.5 CONSENTS. Except as set forth in Section 3.5 of the Sheridan Disclosure Letter, all consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any contracts, agreements, or instruments by which Sheridan or any of its Subsidiaries is bound or to which it or any of its Subsidiaries is subject, and required in connection with Sheridan's valid execution, delivery, or performance of this Agreement and the other Operative Documents to which Sheridan is a party, and the consummation of the transactions contemplated hereby and thereby has been obtained or made, except where the failure to have obtained or made such consents, approvals, qualifications, orders, authorizations or filings would not have a Sheridan Material Adverse Effect.

     3.6 SEC DOCUMENTS AND FINANCIAL STATEMENTS. (a) Sheridan and its predecessor, TGX Corporation ("TGX"), have filed with the Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by them since January 1, 1994 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Sheridan and TGX included in the SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the Consolidated financial position of Sheridan or TGX, as the case may be, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The

Consolidated balance sheet for Sheridan included in its quarterly report on Form 10-Q dated September 30, 1997 is referred to herein as the "Interim Balance Sheet".

     (b) Since September 30, 1997, there has been no Sheridan Material Adverse Effect with respect to Sheridan.

     3.7 LIABILITIES; INDEBTEDNESS. Except for liabilities incurred in the ordinary course of business and that would not, individually or in the aggregate, have a Sheridan Material Adverse Effect, Sheridan and its Subsidiaries do not have liabilities, direct or contingent (including but not limited to liability with respect to any Plan or, to Sheridan's knowledge, any Environmental Law) other than (i) those provided for in the Interim Balance Sheet or disclosed in Section 3.7 of the Sheridan Disclosure Letter, (ii) the borrowings under the Sheridan Senior Credit Facility or (iii) in connection with the Series A Preferred Stock. Except as would not have a Sheridan Material Adverse Effect, Sheridan and its Subsidiaries have no Indebtedness other than
(a) the Series A Preferred Stock, (b) the Indebtedness disclosed in Section 3.7 of the Sheridan Disclosure Letter and (c) the borrowings under the Sheridan Senior Credit Facility.

     3.8 LITIGATION. Except as disclosed in Section 3.8 of the Sheridan Disclosure Letter, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Sheridan, threatened against Sheridan or any of its Subsidiaries or any material property of Sheridan or any Subsidiary thereof before any Governmental Authority
(i) which challenges the validity of this Agreement or any of the Operative Documents to which Sheridan is a party, or (ii) which, if adversely determined, would have a Sheridan Material Adverse Effect.

     3.9  TITLE TO PROPERTIES AND ASSETS; LEASES.  (a) Except as set forth in
Section 3.9 of the Sheridan Disclosure Letter or as would not have a Sheridan Material Adverse Effect, Sheridan or its Subsidiaries has defensible title to
(i) all of its properties and assets (real and personal, tangible and intangible) reflected on the Interim Balance Sheet, and (ii) as of the Closing Date, all properties acquired by Sheridan or its Subsidiaries after December 1, 1997, in each case free and clear of all liens except the Permitted Liens. All equipment owned by Sheridan or its Subsidiaries which is necessary to the business of Sheridan or its Subsidiaries is in good condition and repair (ordinary wear and tear excepted), except where the failure to be in good condition and repair would not have a Sheridan Material Adverse Effect.

     (b) Except as set forth in Section 3.9 of the Sheridan Disclosure Letter, the oil and gas leases in which Sheridan or its Subsidiaries own an interest (i) have been maintained according to their terms and in compliance with all material agreements to which such oil and gas leases are subject, except where the failure to be so maintained or any noncompliance therewith would not have a Sheridan Material Adverse Effect, and (ii) are in full force and effect, except where the failure to be in full force and effect would not have a Sheridan Material Adverse Effect.

     (c) All royalties, overriding royalties, compensatory royalties and other payments due with respect to the oil and gas properties of Sheridan and its Subsidiaries have been properly and correctly paid, except where the failure to make such payment would not have a Sheridan Material Adverse Effect.

     3.10 COMPLIANCE WITH THE LAW. Except with respect to environmental matters (which are exclusively covered by Section 3.18), neither Sheridan nor any of its Subsidiaries (i) is in violation of any Governmental Requirement or (ii) has failed to obtain any Permit, necessary to the ownership of any of their respective properties or the conduct of their respective business, except where a violation or failure would not have a Sheridan Material Adverse Effect.

     3.11 TAXES. Sheridan and its Subsidiaries (i) have filed all tax returns and reports ("Tax Returns") required to be filed by or with respect to Sheridan or any of its Subsidiaries, (ii) have included all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, and (iii) have paid all taxes, assessments, fees, imposts, duties or other charges, including any interest and penalties, (all collectively referred to herein as "Taxes") due with respect to such Tax Returns. There is no claim against Sheridan or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Sheridan or any of its Subsidiaries which would have a Sheridan Material Adverse Effect.

     3.12 EMPLOYEE BENEFIT MATTERS. (a) Definitions. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (i) Plan:  Each "employee benefit plan," as such term is defined in
     Section 3(3) of ERISA, including, but not limited to, any employee benefit plan that may be exempt from some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by Sheridan or any of its Subsidiaries for the benefit of the employees, former employees, independent contractors, or agents of Sheridan or any of its Subsidiaries, or has been so sponsored, maintained or contributed to since 1974.

          (ii) Benefit Program or Agreement: Each personnel policy, stock option plan, collective bargaining agreement, workers' compensation agreement or arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding, which is not described in Section 3.12(a)(i) and which is sponsored, maintained, or contributed to by Sheridan or any of its Subsidiaries for the benefit of the employees, former employees, independent contractors, or agents of Sheridan or any of its Subsidiaries, or has been so sponsored, maintained, or contributed to since 1974.

          (iii) Benefit Plans: Collectively, the Plans and Benefit Programs or Agreements.

     (b) Employee Benefit Plan Compliance.

          (i) Neither Sheridan nor any corporation, trade, business, or entity under common control with Sheridan, within the meaning of Section 414(b),
     (c), (m), or (o) of the Code or Section 4001 of ERISA, ("Commonly Controlled Entity") contributes to or has an obligation to contribute to, nor has Sheridan or any Commonly Controlled Entity at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA; and

          (ii) All obligations, whether arising by operation of law or by contract, required to be performed in connection with the Benefit Plans have been performed, and there have been no defaults, omissions, or violations by any party with respect to any Benefit Plan or law applicable thereto.

          (iii) Each Plan that is intended to be qualified under Section 401(a) of the Code (A) satisfies the requirements of such Section, (b) has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status and covering amendments required under the Tax Reform Act of 1986 ("TRA '86"), the Unemployment Compensation Amendments of 1992, the Omnibus Reconciliation Act of 1993, the final nondiscrimination regulations under Section 401(a)(4) of the Code, and all other amendments required to be filed within the TRA '86 remedial amendment period described in Internal Revenue Procedure 95-12 (the "TRA '86 Amendments") (or the TRA '86 Amendments to such Plans have been timely made and filed with the IRS for such a determination letter), and (C) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such qualified status.

     (c) NO ADDITIONAL RIGHTS OR OBLIGATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Sheridan or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Benefit Plan.

     (d) NO ADDITIONAL SEVERANCE. Except as set forth in Section 3.12(d) of the Sheridan Disclosure Letter, neither Sheridan nor any of its Subsidiaries is a party to any agreement, nor has Sheridan or any of its Subsidiaries established any policy or practice requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for Sheridan upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

     (e) NO EXCESS PARACHUTE PAYMENTS. In connection with the consummation of the transaction contemplated by this Agreement, no payments have or will be made under the Benefit Plans which, in the aggregate, would result in imposition of the sanctions imposed under Section 280G or Section 4999 of the Code.

     3.13 INVESTMENT COMPANY ACT. Neither Sheridan nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.14 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Sheridan nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a

"holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.15 NO RESTRICTIONS ON AFFILIATES. Except for any existing agreement between Sheridan (or a Subsidiary of Sheridan) and an Affiliate of JEDI I Partnership that imposes restrictions or limitations on such Affiliate of JEDI I Partnership, neither Sheridan nor any of its Subsidiaries is a party to any agreement that would purport to impose restrictions or limitations on JEDI I Partnership or any of its Affiliates.

     3.16  CAPITALIZATION.  The authorized capital stock of Sheridan consists of
(i) 20,000,000 shares of Common Stock, of which 5,881,471 shares are issued and outstanding and an additional 450,000 shares are reserved for issuance under the Sheridan 1997 Flexible Incentive Plan and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares of Series A Preferred Stock are issued and outstanding and an additional 900,000 shares of Series A Preferred Stock are reserved for issuance as dividends to holders of Series A Preferred Stock. Section 3.16 of the Sheridan Disclosure Letter sets forth the name and address of each person known to Sheridan to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except as set forth in Section 3.16 of the Sheridan Disclosure Letter and except for up to 450,000 shares of Common Stock reserved for issuance upon purchases of shares of Common Stock under the Sheridan 1997 Flexible Incentive Plan, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any capital stock of Sheridan or its Subsidiaries. All of the outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.

     3.17 SUBSIDIARIES. (a) Section 3.17 of the Sheridan Disclosure Letter contains (except as noted therein) a complete and correct list of Sheridan's Subsidiaries and joint ventures, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Sheridan and each other Subsidiary. Except for the Subsidiaries, Sheridan does not own, directly or indirectly, any interest or investment in any corporation, association, joint venture, partnership, limited liability company or other business organization, firm or enterprise of any character, other than interests under any joint operating agreement of oil and gas property that expressly provides the relationship of the parties created by such agreement is not intended to render the parties thereto liable as partners. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification necessary.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Section 3.17 of the Sheridan Disclosure Letter as being owned by Sheridan and its Subsidiaries have been validly issued, are fully paid and nonassessable, and are owned by Sheridan or such other Subsidiaries free and clear of any Liens (except as otherwise disclosed in Section 3.17 of the Sheridan Disclosure Letter).

     (c) No Subsidiary of Sheridan is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to Sheridan or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     3.18 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.18 of the Sheridan Disclosure Letter:

     (a) to the knowledge of Sheridan and its Subsidiaries, the properties and operations of Sheridan and its Subsidiaries are not in violation of any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to health or the environment, except where a violation would not have a Sheridan Material Adverse Effect, nor are there any conditions existing on such property or resulting from operations thereon that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for any condition that would not have a Sheridan Material Adverse Effect;

     (b) without limitation of Section 3.18(a) above, Sheridan and its Subsidiaries are not subject to any pending or, to the knowledge of Sheridan, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

     (c) except as would not have a Sheridan Material Adverse Effect, to the knowledge of Sheridan all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Sheridan and its Subsidiaries under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and Sheridan and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

     (d) except as would not have a Sheridan Material Adverse Effect, all hazardous substances or solid wastes generated by or as a result of operations on properties owned by Sheridan and its Subsidiaries and requiring disposal have been transported only by carriers maintaining valid authorizations under applicable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under applicable Environmental Laws, and, to the knowledge of Sheridan, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

     (e) except as would not have a Sheridan Material Adverse Effect, to the knowledge of Sheridan there are no asbestos-containing materials on or in any property owned or used by Sheridan and its Subsidiaries, and there are no storage tanks or similar containers exceeding 55 gallons in size on or under any such properties from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment;

     (f) without limiting the foregoing, to the knowledge of Sheridan there is no material liability (accrued or contingent) to any non-governmental third party in tort or under common law in connection with any release or threatened release of any hazardous substances, solid wastes, petroleum, petroleum products, and oil and gas exploration and production wastes into the environment as a result of operations conducted on its properties; and

     (g) Section 3.18 of the Sheridan Disclosure Letter also separately lists for Sheridan and each Subsidiary any and all Claims against or affecting it and relating to the release, discharge or emission of any hazardous substance, or to the generation, treatment, storage or disposal of any wastes, or otherwise relating to the protection of the environment or to the non-compliance with any notices, permits, licenses, consent decrees or other authorization and the disposition of each such Claim. With respect to each such pending or prior matter, Section 3.18 of the Sheridan Disclosure Letter hereto lists the date of the Claim, the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as set forth on Section 3.18 of the Sheridan Disclosure Letter, neither Sheridan nor any Subsidiary has received any written notice that it is a potentially responsible party under any Environmental Laws.

     3.19  INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.   Sheridan and its
Subsidiaries (i) own or have the right to use, free and clear of all Liens, all patents, trademarks, service marks, trade names, and copyrights, and all applications, licenses, and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs, and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business, without infringing upon or violating any right, Lien, or claim of others, and (ii) except as described in Section 3.19 of the Sheridan Disclosure Letter, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     3.20 NO PUBLIC OFFER. Neither Sheridan nor anyone acting on its behalf has offered to any Person securities of Sheridan, nor any part thereof, nor any instruments convertible, exercisable, or exchangeable into such securities, or has solicited from any Person any offer to acquire the same, in a manner so as to make the transactions contemplated by this Agreement not exempt from the registration requirements of Section 5 of the Securities Act.

     3.21 INSURANCE. Sheridan has previously provided to JEDI I Partnership true and complete copies of all of Sheridan's and its Subsidiaries' insurance policies. Sheridan has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Sheridan has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened.

     3.22 CERTAIN TRANSACTIONS. Except for the Series A Preferred Stock and except as set forth on Section 3.22 of the Sheridan Disclosure Letter, (a) neither Sheridan nor any of its Subsidiaries is indebted directly or indirectly to any of its officers, directors or stockholders or to their respective spouses or children in any amount whatsoever, (b) none of such officers, directors or stockholders, or any members of their immediate families, are indebted to Sheridan or any of its

Subsidiaries, and (c) no officer, director or stockholder, or any member of his immediate family, has a direct or indirect financial interest in any material contract with Sheridan or any of its Subsidiaries.

     3.23  PLUGGING AND ABANDONMENT OBLIGATIONS.  Except as set forth in Section
3.23 of the Sheridan Disclosure Letter or as would not have a Sheridan Material Adverse Effect, there is no well located upon any property owned by Sheridan or its Subsidiaries that Sheridan or its Subsidiaries is currently obligated by law or contract to plug and abandon.

     3.24 NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any certificates or documents made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

     3.25  MATERIAL CONTRACTS AND COMMITMENTS.  (a)  Except as set forth in
Section 3.25 of the Sheridan Disclosure Letter, Sheridan and its Subsidiaries have no (i) employment or consulting contracts involving annual payments by Sheridan or its Subsidiaries in excess of $100,000 and not cancelable without liability on sixty days' notice or less; (ii) capital redemption or purchase agreements other than in connection with the Series A Preferred Stock; (iii) agreements providing for the indemnification of other parties for such parties' negligence or other fault (except for such obligations incurred in the ordinary course of business as an operator of oil and gas properties, including obligations under master service agreements, drilling contracts and similar agreements) or the sharing of the tax liability of other parties; (iv) collective bargaining agreements; (v) gas sales or purchase contract, gas marketing agreement or transportation agreement under which Sheridan or its Subsidiaries is the seller, which contract or agreement is for a term of greater than one year and provides for a fixed price; (vi) agreement for capital expenditures, the acquisition of commodities, equipment or material or the construction of fixed assets which requires aggregate future payments by Sheridan or its Subsidiaries in excess of $250,000; (vii) agreement for, or that contemplates, the sale of any interest in oil or gas leases which involves payment (including property received in exchange or other non-cash consideration) to Sheridan or its Subsidiaries in excess of $500,000; (viii) agreement which requires future payments by Sheridan or its Subsidiaries in excess of $500,000 which is not otherwise specifically disclosed herein; (ix) agreements containing covenants limiting or restricting the freedom of Sheridan or its Subsidiaries to compete in any line of business or territory or with any person or entity; (x) area of mutual interest agreements binding Sheridan or its Subsidiaries, (xi) futures, hedge, swaps, collars, puts, calls, floors, caps, options or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, or (xii) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for the borrowing of money or any related security agreements (other than relating to the Sheridan Senior Credit Facility or the Indebtedness described on Section 3.7 of the Sheridan Disclosure Letter) (collectively, "Sheridan Material Contracts"). None of the Sheridan Material Contracts have been amended or modified except as set forth in Section
3.25 of the Sheridan Disclosure Letter or as would not have a Sheridan Material Adverse Effect.

     (b) All of the Sheridan Material Contracts are in full force and effect and constitute legal, valid and binding obligations of Sheridan or its Subsidiaries, as applicable, and, to the knowledge of Sheridan, the other parties thereto, enforceable in accordance with their respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and except where the failure to be in full force and effect would not have a Sheridan Material Adverse Effect. Neither Sheridan (or Sheridan's Subsidiaries, if applicable) nor, to the knowledge of Sheridan, any other party to any Sheridan Material Contract, is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of Sheridan (or Sheridan's Subsidiaries, if applicable) or, to the knowledge of Sheridan, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Sheridan Material Adverse Effect.

     Sheridan has provided counsel to JEDI I Partnership with a true and complete copy of each contract, agreement and instrument listed in Section 3.25 of the Sheridan Disclosure Letter or has otherwise made such documents available for JEDI I Partnership to review.

                                  ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF JEDI I PARTNERSHIP
              ----------------------------------------------------

     JEDI I Partnership represents and warrants to Sheridan as follows:

     4.1 EXISTENCE. JEDI I Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware. JEDI I Partnership has full power and authority to conduct its business as it is now being conducted and to own, operate and lease the JEDI I Properties. JEDI I Partnership is duly qualified to do business in each jurisdiction in which the JEDI I Properties are located, except where the failure to be so qualified would not have a JEDI I Partnership Material Adverse Effect.

     4.2 POWER AND AUTHORIZATION. JEDI I Partnership is duly authorized to execute, deliver and perform this Agreement and the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. All action on JEDI I Partnership's part requisite for the due execution, delivery, and performance of this Agreement and the other Operative Documents to which it is a party has been duly and effectively taken.

     4.3 BINDING OBLIGATIONS. This Agreement and the other Operative Documents to which it is a party, when executed and delivered, shall each constitute a legal, valid and binding obligation of JEDI I Partnership enforceable in accordance with its respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     4.4 NO VIOLATION. The execution and delivery of this Agreement or any of the other Operative Documents to which it is a party, the consummation of the transactions provided for herein and therein and contemplated hereby and thereby, and the fulfillment by JEDI I Partnership of the terms hereof and thereof, will not (a) conflict with or result in a breach of any provision of the organizational document of JEDI I Partnership, (b) except for the consents described in Section 4.5 of the JEDI I Partnership Disclosure Letter, result in any default or in any material modification of the terms of any material contract, agreement, obligation, commitment applicable to JEDI I Partnership, (c) except as set forth in Section 4.5 of the JEDI I Partnership Disclosure Letter, require any consent or approval (which has not been obtained or waived) under any Permit or any note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease or material instrument or material obligation to which JEDI I Partnership is a party or by which JEDI I Partnership may be bound with respect to the JEDI I Properties, or (d) violate any Governmental Requirement applicable to JEDI I Partnership with respect to the JEDI I Properties, except in the case of subparagraphs (b), (c) and (d) above, where any such default, modification consent, approval or violation would not have a JEDI I Partnership Material Adverse Effect.

     4.5  CONSENTS AND PREFERENTIAL PURCHASE RIGHTS.  Except as set forth in
Section 4.5 of the JEDI I Partnership Disclosure Letter, all consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents or waivers of preferential purchase rights under any contracts, agreements, or instruments by which JEDI I Partnership is bound with respect to the JEDI I Properties, and required in connection with JEDI I Partnership's valid execution, delivery, or performance of this Agreement and the other Operative Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby has been obtained or made, except where the failure to have so obtained or made such consents, approvals, qualifications, orders, authorizations, filings or waivers, would not have a JEDI I Partnership Material Adverse Effect.

     4.6 LITIGATION. Except as disclosed in Section 4.6 of the JEDI I Partnership Disclosure Letter, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of JEDI I Partnership, threatened against JEDI I Partnership or any of the JEDI I Properties before any Governmental Authority (i) which challenges the validity of this Agreement or any of the Operative Documents to which it is a party, or (ii) which, if adversely determined, would have a JEDI I Partnership Material Adverse Effect.

     4.7 TITLE TO PROPERTIES AND ASSETS; LEASES. (a) Except (i) as set forth in Section 4.7 of the JEDI I Partnership Disclosure Letter, (ii) for the Participation Agreement and Farmout Agreement to be terminated pursuant to the GGP/JEDI I Partnership Termination Agreement, (iii) releases of non-productive acreage in accordance with terms of the applicable JEDI I Leases or (iv) as would not have a JEDI I Partnership Material Adverse Effect, JEDI I Partnership has Good Title to all of the JEDI I Leases. All equipment owned by JEDI I Partnership and included in the JEDI I Properties which is necessary to the ownership and operation of the JEDI I Properties is in satisfactory condition and repair (ordinary wear and tear excepted), except where the failure to be in satisfactory condition and repair would not have a JEDI I Partnership Material Adverse Effect.

     (b) Except as set forth in Section 4.7 of the JEDI I Partnership Disclosure Letter, the producing oil and gas leases included in the JEDI I Properties in which JEDI I Partnership own an interest (i) have been maintained by the operator thereof according to their terms and in compliance with all material agreements to which such oil and gas leases are subject, except where the failure to be so maintained or any noncompliance therewith would not have a JEDI I Partnership Material Adverse Effect, and (ii) are in full force and effect, except where the failure to be in full force and effect would not have a JEDI I Partnership Material Adverse Effect.

     (c) All royalties, overriding royalties, compensatory royalties and other payments due with respect to the JEDI I Leases has been properly and correctly paid by the operator of the JEDI I Leases, except where the failure to make such payment would not have a JEDI I Partnership Material Adverse Effect.

     4.8  COMPLIANCE WITH THE LAW.   Except with respect to environmental
matters (which are exclusively covered in Section 4.9), JEDI I Partnership (i) is not in violation of any Governmental Requirement with respect to the JEDI I Properties and (ii) has not failed to obtain any Permit necessary to the ownership of the JEDI I Properties, except where a violation or failure would not have a JEDI I Partnership Material Adverse Effect.

     4.9 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.9 of the JEDI I Partnership Disclosure Letter:

     (a) to the knowledge of JEDI I Partnership, the JEDI I Properties and the operations of JEDI I Partnership thereon are not in violation of any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to health or the environment, except where a violation would not have a JEDI I Partnership Material Adverse Effect, nor are there any conditions existing on such properties or resulting from its operations thereon that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for any condition that would not have a JEDI I Partnership Material Adverse Effect;

     (b) without limitation of Section 4.9(a) above, JEDI I Partnership is not subject to any pending or, to the knowledge of JEDI I Partnership, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

     (c) except as would not have a JEDI I Partnership Material Adverse Effect, to the knowledge of JEDI I Partnership all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by JEDI I Partnership under any Environmental Law with respect to the JEDI I Properties, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and JEDI I Partnership are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

     (d) except as would not have a JEDI I Partnership Material Adverse Effect, all hazardous substances or solid wastes generated by or as a result of its operations on the JEDI I Properties and requiring disposal have been transported only by carriers maintaining valid authorizations under applicable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under applicable Environmental Laws, and, to the knowledge of JEDI I Partnership, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

     (e) except as would not have a JEDI I Partnership Material Adverse Effect, to the knowledge of JEDI I Partnership there are no asbestos-containing materials on or in any JEDI I Property, and there are no storage tanks or similar containers exceeding 55 gallons in size on or under any such properties from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment;

     (f) without limiting the foregoing, to the knowledge of JEDI I Partnership there is (there will be) no material liability (accrued or contingent) to any non-governmental third party in tort or under common law in connection with any release or threatened release of any hazardous substances, solid wastes, petroleum, petroleum products, and oil and gas exploration and production wastes into the environment as a result of operations conducted on the JEDI I Properties; and

     (g) Section 4.9 of the JEDI I Partnership Disclosure Letter also separately lists for JEDI I Partnership any and all Claims against or affecting it and relating to the release, discharge or emission of any hazardous substance, or to the generation, treatment, storage or disposal of any wastes, or otherwise relating to the protection of the environment or to the non-compliance with any notices, permits, licenses, consent decrees or other authorization and the disposition of each such Claim. With respect to each such pending or prior matter, Section 4.9 of the JEDI I Partnership Disclosure Letter hereto lists the date of the Claim, the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as set forth on Section 4.9 of the JEDI I Partnership Disclosure Letter, JEDI I Partnership has not received any written notice that it is a potentially responsible party under any Environmental Laws.

     4.10 PURCHASE FOR INVESTMENT. JEDI I Partnership is acquiring the Shares and the Warrants for its own accounts and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. JEDI I Partnership acknowledges that the Shares and Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

     4.11 FEES AND COMMISSIONS. JEDI I Partnership has not retained any Intermediary in connection with the transactions contemplated by this Agreement and the Operative Documents.

     4.12  MATERIAL CONTRACTS AND COMMITMENTS.  (a)  Except as set forth in
Section 4.12 of the JEDI I Partnership Disclosure Letter, JEDI I Partnership has no (i) agreements included in or encumbering the JEDI I Properties providing for the indemnification of other parties for such parties' negligence or other fault (except for such obligations incurred in the ordinary course of business as an owner or operator of oil and gas properties, including obligations under master service agreements, drilling contracts and similar agreements) or the sharing of the tax liability of other parties; (ii) gas sales or purchase contract, gas marketing agreement or transportation agreement included in or encumbering the JEDI I Properties, which contract or agreement is for a term of greater than one year and provides for a fixed price; (iii) agreement for capital expenditures, the acquisition of commodities, equipment or material or the construction of fixed assets with respect to the JEDI I Properties which requires aggregate future payments by JEDI I Partnership in excess of $50,000; (iv) agreement included in or encumbering the JEDI I Properties or that contemplates, the sale of any interest in oil or gas leases included in the JEDI I Properties which involves payment (including property received in exchange or other non-cash consideration) to JEDI I Partnership in excess of $50,000; (v) agreement included in or encumbering the JEDI I Properties which requires future payments by JEDI

I Partnership in excess of $50,000 which is not otherwise specifically disclosed herein; (vi) area of mutual interest agreements binding the JEDI I Properties; and (vii) futures, hedge, swaps, collars, puts, calls, floors, caps, options or other contracts included in or encumbering the JEDI I Properties that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, that are not terminated at Closing (collectively, "JEDI I Material Contracts"). None of the JEDI I Material Contracts have been amended or modified except as set forth in Section 4.12 of the JEDI I Partnership Disclosure Letter or as would not have a JEDI I Partnership Material Adverse Effect.

     (b) All of the JEDI I Material Contracts are in full force and effect and constitute legal, valid and binding obligations of JEDI I Partnership, as applicable, and, to the knowledge of JEDI I Partnership, the other parties thereto, enforceable in accordance with their respective terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and except where the failure to be in full force and effect would not have a JEDI I Partnership Material Adverse Effect. Neither JEDI I Partnership nor, to the knowledge of JEDI I Partnership or any other party to any JEDI I Material Contract is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of JEDI I Partnership or, to the knowledge of JEDI I Partnership, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a JEDI I Partnership Material Adverse Effect.

     JEDI I Partnership has provided counsel to Sheridan with a true and complete copy of each contract, agreement and instrument listed in Section 4.12 of the JEDI I Partnership Disclosure Letter or has otherwise made such documents available for Sheridan to review.

     4.13  PLUGGING AND ABANDONMENT OBLIGATIONS.  Except as set forth in Section
4.13 of the JEDI I Partnership Disclosure Letter or as would not have a JEDI I Partnership Material Adverse Effect, there is no well located upon any JEDI I Lease that JEDI I Partnership is currently obligated by law or contract to plug and abandon.

                                  ARTICLE V.

                                   COVENANTS
                                   ---------

     The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     5.1 GENERAL. Each of the parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and to make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI).

     5.2 NOTICES AND CONSENTS. Each of Sheridan and JEDI I Partnership will give any notices to third parties, and will use all reasonable efforts to obtain all third party consents and waivers of preferential rights, that are required for the consummation of the transactions contemplated hereby by such a party (except for governmental consents customarily obtained after Closing).

     5.3 OPERATION OF BUSINESS BY SHERIDAN. Sheridan covenants and agrees that, unless otherwise expressly contemplated by this Agreement or consented to in writing by JEDI I Partnership, (x) Sheridan will:

          (a) operate its business only in the usual and ordinary course consistent with past practices;

          (b) preserve its business and properties, including its present operations, leases, working conditions and relationships with lessors, licensors, suppliers, customers and employees;

          (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

          (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained;

and (y) Sheridan will not:

          (a) make any declaration for setting aside or payment of dividends or distributions in respect of shares of Common Stock or any redemption, purchase or other acquisition of any of its securities;

          (b) make any capital expenditures, or commit to make any capital expenditures, other than in the ordinary course of business;

          (c) except for borrowings under the Sheridan Senior Credit Facility or the incurrence of other obligations in the ordinary course of business (other than debt for borrowed money), incur any Indebtedness; and

          (d) amend or modify its Charter or, without the written consent of JEDI I Partnership, the GGP/Sheridan Purchase Agreement.

     5.4 OPERATION OF JEDI I PROPERTIES BY JEDI I PARTNERSHIP. JEDI I Partnership covenants and agrees that, unless otherwise expressly contemplated by this Agreement or consented to in writing by Sheridan, JEDI I Partnership will use its reasonable efforts to cause the operator of the JEDI I Properties to:

          (a) operate the JEDI I Properties only in the usual and ordinary course consistent with past practices;

          (b) preserve the JEDI I Properties, including its present operations, leases, working conditions and relationships with lessors, licensors, suppliers, customers and employees with respect to such properties;

          (c) maintain and keep the JEDI I Properties in as good repair and condition as at present, ordinary wear and tear excepted;

          (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained;

          (e) submit to Sheridan for prior written approval, all requests for operating or capital expenditures to be incurred after the date hereof and all proposed contracts and agreements to be entered into by JEDI I Partnership after the date hereof, in each case relating to the JEDI I Leases and that involve individual commitments of more than $5,000 or $10,000 in the aggregate; and

          (f) obtain Sheridan's written approval prior to voting under any operating, joint venture, partnership or similar agreement.

Sheridan acknowledges that JEDI I Partnership owns an undivided interest in the JEDI I Properties, and Sheridan agrees that the acts or omissions of the other working interests owners shall not constitute a violation of the provisions of this Section 5.4, nor shall any action required by a vote of working interest owners constitute such a violation so long as JEDI I Partnership has voted its interest in a manner that complies with the provisions of this Section 5.4. To the extent that JEDI I Partnership is not the operator of any of the JEDI I Leases, the obligations of JEDI I Partnership in this Section 5.4 shall be construed to require that JEDI I Partnership use reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such leases to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

     5.5 FULL ACCESS. (a) Sheridan will permit representatives of JEDI I Partnership to have full access at reasonable times during normal business hours, in a manner that will not interfere with the normal business operations of Sheridan, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to Sheridan. JEDI I PARTNERSHIP HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS SHERIDAN AND ITS OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, AGENTS AND ADVISORS FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THE ACCESS TO THE PROPERTY OF SHERIDAN PURSUANT TO THIS SECTION 5.5(A) AND ANY OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY JEDI I PARTNERSHIP OR ANY OF ITS OFFICERS, EMPLOYEES, AGENTS OR ADVISORS, INCLUDING WITHOUT LIMITATION ANY CLAIMS RESULTING, IN WHOLE OR IN PART, FROM THE CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY OF SHERIDAN OR ITS OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, AGENTS OR ADVISORS. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

     (b) JEDI I Partnership will permit representatives of Sheridan to have full access at reasonable times during normal business hours, in a manner that will not interfere with the normal business operations of JEDI I Partnership, to all personnel, books, records (including tax records), contracts and documents of or pertaining to JEDI I Properties in JEDI I Partnership's possession. SHERIDAN HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS JEDI I PARTNERSHIP AND ITS OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, AGENTS AND ADVISORS FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THE ACCESS TO THE PROPERTY OF JEDI I PARTNERSHIP PURSUANT TO THIS SECTION 5.5(B) AND ANY OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY SHERIDAN OR ANY OF ITS OFFICERS, EMPLOYEES, AGENTS OR ADVISORS, INCLUDING WITHOUT LIMITATION ANY CLAIMS RESULTING, IN WHOLE OR IN PART, FROM THE CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY OF JEDI I PARTNERSHIP OR ITS OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, AGENTS OR ADVISORS. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

     (c) Except as required by law and except for information that is public, all information relating to the JEDI I Properties obtained by or on behalf of Sheridan in connection with its evaluation of the JEDI I Properties under
Section 5.5(b) shall be kept confidential and shall not be disclosed by Sheridan or any of Sheridan's employees, agents, representatives or advisors (collectively, "Sheridan Representatives") in any manner whatsoever, in whole or in part, unless and until the Closing occurs. Sheridan shall indemnify, defend and hold harmless JEDI I Partnership, its officers, partners, Affiliates, employees, agents and advisors from any Claims incurred as the result of the use of such information by Sheridan or the Sheridan Representatives in contravention of the terms of this Agreement or the breach by Sheridan or the Sheridan Representatives of the covenant contained in the preceding sentence.

     (d) Except as required by law and except for information that is public, all information relating to the Sheridan's assets obtained by or on behalf of JEDI I Partnership in connection with its evaluation of the Sheridan under
Section 5.5(a) shall be kept confidential and shall not be disclosed by JEDI I Partnership or any of JEDI I Partnership's employees, agents, representatives or advisors (collectively, "JEDI I Partnership Representatives") in any manner whatsoever, in whole or in part, unless and until the Closing occurs. JEDI I Partnership shall indemnify, defend and hold harmless Sheridan, its officers, partners, Subsidiaries, employees, agents and advisors from any Claims incurred as the result of the use of such information by JEDI I Partnership or the JEDI I Partnership Representatives in contravention of the terms of this Agreement or the breach by JEDI I Partnership or the JEDI I Partnership Representatives of the covenant contained in the preceding sentence.

     5.6 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its representations and warranties under this Agreement.

                                  ARTICLE VI.

                               CLOSING CONDITIONS
                               ------------------

     6.1 CONDITIONS TO OBLIGATION OF JEDI I PARTNERSHIP. The obligation of JEDI I Partnership to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          (a) the representations and warranties contained in Article III, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date as though such representations and warranties had been made at and as of that time;

          (b) Sheridan shall have performed and complied with all of the covenants and agreements hereunder in all material respects through the Closing;

          (c) no action suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement; and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

          (d) Sheridan shall have delivered to JEDI I Partnership a certificate from an officer of Sheridan to the effect that each of the conditions specified above in Section 6.1(a)-(c) is satisfied in all respects;

          (e) the conditions to the closing of the transactions contemplated by the GGP/Sheridan Purchase Agreement shall have been satisfied and such transaction shall have been consummated;

          (f) the transaction contemplated by the GGP/JEDI Termination Agreement shall have been consummated;

          (g) GGP shall have executed and delivered to Sheridan the Registration Rights Agreement in connection with the consummation of the transactions under the GGP/Sheridan Purchase Agreement;

          (h) GGP shall have executed and delivered to JEDI I Partnership the GGP/JEDI I Partnership Termination Agreement; and

          (i) JEDI I Partnership shall have received an opinion of Winstead Sechrest & Minick P.C., dated as of the Closing Date, that addresses the matters set forth in Sections 3.1, 3.2, 3.3, 3.13, 3.14, the first sentence in 3.16 and 3.20 hereof, including such exceptions and assumptions as are customary in such opinions, in form and substance reasonably acceptable to JEDI I Partnership.

     6.2 CONDITIONS TO OBLIGATION OF SHERIDAN. The obligations of Sheridan to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          (a) the representations and warranties contained in Article IV, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date as though such representations and warranties had been made at and as of that time;

          (b) JEDI I Partnership shall have performed and complied with all of the covenants and agreements hereunder in all material respects through the Closing;

          (c) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

          (d) JEDI I Partnership shall have delivered to Sheridan a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

          (e) the conditions to the closing of the transactions contemplated by the GGP/Sheridan Purchase Agreement shall have been satisfied and such transaction shall have been consummated; and

          (f) Sheridan shall have received an opinion of (i) Julia Heintz Murray, General Counsel of JEDI I Partnership, addressing the matters set forth in Section 4.1 and 4.2, and (ii) Vinson & Elkins L.L.P. addressing the matters set forth in Section 4.3, in each case, dated as of the Closing Date and including such exceptions and assumptions as are customary in such opinions, in form and substance reasonably acceptable to Sheridan.

                                  ARTICLE VII

                                OTHER PROVISIONS
                                ----------------

     7.1 FEES AND COMMISSIONS. Sheridan agrees to pay, and to indemnify and hold harmless JEDI I Partnership from and against liability for, any compensation to any finder, broker, agent, financial advisor, or other intermediary (collectively, an "Intermediary") that it has retained in connection with the transactions contemplated by this Agreement , and the fees and expenses of defending against such liability or alleged liability. Each party shall be responsible for all expenses, including due diligence expenses, incurred by it in connection with the consummation of the transactions contemplated by this Agreement.

     7.2 NO RESTRICTIONS ON AFFILIATES. As long as JEDI I Partnership or any of its Affiliates hold any shares of Common Stock, neither Sheridan nor any of its Subsidiaries will enter into any agreement that would purport to impose restrictions or limitations on the business, operations or assets of JEDI I Partnership or its Affiliates.

     7.3 CERTAIN PUBLIC UTILITY MATTERS. Except as contemplated herein, Sheridan will not take any action that would be inconsistent with the representations contained in Sections 3.14 and 3.15 hereof so long as the JEDI I Partnership or its Affiliates holds any shares of Common Stock.

     7.4 BUSINESS OPPORTUNITY MATTERS. (a) Sheridan and JEDI I Partnership acknowledge and agree that neither JEDI I Partnership nor any of its Affiliates shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the relationship that exists between JEDI I Partnership and Sheridan or otherwise, from engaging in any type of business activity or owning an interest in any type of business entity, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the businesses or activities of Sheridan or any of its Affiliates. Without limiting the foregoing, JEDI I Partnership and Sheridan acknowledge and agree that (i) neither Sheridan nor its Affiliates nor any other Person shall have any rights, by virtue of this Agreement, the relationship that exists between JEDI I Partnership and Sheridan or otherwise, in any business venture or business opportunity of JEDI I Partnership or any of its Affiliates, and neither JEDI I Partnership nor its Affiliates shall have any obligation to offer any interest in any such business venture or business opportunity to Sheridan, any Affiliate of Sheridan or any other Person, or otherwise account to any of such Persons in respect of any such business ventures, (ii) the activities of JEDI I Partnership or any of its Affiliates that are in direct or indirect competition with the activities of Sheridan or any of its Affiliates are hereby approved by Sheridan, and (iii) it shall be deemed not to be a breach of any fiduciary or other duties, if any and whether express or implied, that may be owed by JEDI I Partnership or its Affiliates to Sheridan or its Affiliates for JEDI I Partnership to permit itself or one of its Affiliates to engage in a business opportunity in preference or to the exclusion of Sheridan, its Affiliates or any other Person.

     (b) Neither Sheridan or its Affiliates shall enter into any "area of mutual interest" agreement of similar agreement that could or would have the effect of binding JEDI I Partnership or any of its Affiliates or their respective properties.

     (c) Except for duties and obligations (i) owed by a corporation to its stockholders pursuant to applicable law and (ii) owed by Sheridan to JEDI I Partnership or any of its Affiliates pursuant to this Agreement, any of the Operative Documents to which JEDI I Partnership or any of its Affiliates is a party, or any other existing or prospective contract or agreement between Sheridan and JEDI I Partnership or any of its Affiliates, nothing in the relationship between Sheridan and JEDI I Partnership and its Affiliates created by this Agreement shall be deemed to create any duty or obligation of Sheridan to offer any interest in any business venture or business opportunity to JEDI I Partnership or its Affiliates.

     7.5 INDEMNIFICATION. Subject to Sheridan's rights hereunder with respect to a Claim made under the indemnity of JEDI I Partnership set forth in Section 7.5(c) hereof, as of the Closing, Sheridan hereby assumes (i) all obligations to properly plug and abandon all wells and remove all related equipment now located on the JEDI I Properties or hereafter placed on the JEDI I Properties by Sheridan, its successors and assigns, and cleanup and restore the lands related to such JEDI I Properties, and (ii) except with respect to the Existing Lawsuit, all other liabilities attributable to the JEDI I Properties, including liabilities arising from, attributable to, or alleged to be arising from or attributable to, personal injury or property damage and any violation of, or the failure to perform any obligation imposed by, any Environmental Laws (in each case the assumption by Sheridan is made regardless of whether any such obligation or liability is attributable to events or periods of time prior to or after the Effective Date) (such assumed obligations and liabilities being hereinafter collectively referred to as the "Assumed Obligations").

     (b) Sheridan agrees to indemnify, release, defend, and hold harmless JEDI I Partnership, its partners, and Affiliates, and their respective officers, directors, employees and agents from, against, and in respect of any and all claims, demands, losses, reasonable costs and expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims"), that JEDI I Partnership shall incur or suffer, which arise, result from, or relate to (i) any breach of, or failure by Sheridan or any of its Subsidiaries to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Sheridan or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, or (ii) the Assumed Obligations.

     (c) JEDI I Partnership agrees to indemnify, release, defend, and hold harmless Sheridan and its Subsidiaries and their respective officers, directors, employees and agents from, against, and in respect of any and all Claims, that Sheridan shall incur or suffer, which arise, result from, or relate to (i) other than with respect to its covenant under Section 7.5(c)(iii) hereof, any breach of, or failure by JEDI I Partnership to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by JEDI I Partnership in connection with the transactions contemplated by this Agreement,
(ii) the Existing Lawsuit or (iii) the ownership or operation of the JEDI I Properties prior to the Effective Date.

     (D) WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION AND EXCULPATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED OR RELEASED PARTY SHALL BE ENTITLED TO INDEMNIFICATION OR EXCULPATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED OR RELEASED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

     (e) With respect to the representations, warranties, covenants and agreements that survive the Closing pursuant to Section 7.6, in no event shall any amounts be recovered from the indemnifying party under this Section 7.5 or otherwise for any matter for which a written notice of claim specifying in reasonable detail the specific nature of the claim ("Claim Notice") is not delivered to the indemnifying party prior to the time provided in Section 7.6; provided, however, that such indemnities shall survive with respect only to the specific matter that is the subject of any Claim Notice delivered in good faith in compliance with the requirements of this Section 7.5(e) until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution. The indemnifications provided by Sections 7.5(b) and 7.5(c) of this Agreement are expressly subject to the following: in case any legal proceeding or claim, including any investigatory proceeding, is brought or made against a party (the "Indemnified Party") in a matter for which indemnification may be provided under Sections 7.5(b) and 7.5(c), the Indemnified Party shall within 20 business days notify the other party (the "Indemnifying Party") with the delivery of the Claim Notice. The Indemnifying Party shall have the right to control and assume the defense of any such legal proceeding or claim, including the employment of counsel satisfactory to the Indemnifying Party. If the Indemnifying Party controls and assumes the defense of any proceeding or claim, the Indemnified Party shall have the right to employ separate counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the representation of both parties by the same counsel would be inappropriate due to any actual or potential conflicts of interest as determined by counsel to the Indemnifying Party. The Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any one time for the Indemnified Party in connection with any one legal proceeding or claim or substantially similar related proceedings and claims. The indemnification obligations of this
Section 7.5 shall not apply to any settlements effected without the consent of the Indemnifying Party. The indemnification obligations of this Section 7.5 shall not be deemed to create any rights of subrogation or other rights in any insurer or third party.

     (f) Except for the parties' rights pursuant to the Registration Rights Agreement, the Warrant Agreement and the Assignment, each of the parties hereto acknowledges and agrees that its sole and exclusive remedy with respect to any and all Claims relating to this Agreement or the transactions contemplated hereby shall be limited to the indemnification provisions set forth in this Agreement, and, in furtherance of the forgoing, each party hereby waives, to the fullest extent permitted under any applicable law, any and all other rights, claims and causes of action it may have against the other party with respect to this Agreement or the transactions contemplated hereby.

     (g) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN CONNECTION WITH ANY CLAIM MADE BY A PARTY AGAINST ANOTHER PARTY HEREUNDER, THE CLAIMING PARTY SHALL NOT BE ENTITLED TO RECOVER ANY PUNITIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY EXEMPLARY DAMAGES, TREBLE DAMAGES, PENALTIES, OR LOSS OF PROFITS OR INCOME), WHETHER BASED ON STATUTE, IN TORT, CONTRACT OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW OR OTHERWISE, AND WHETHER OR NOT ARISING FROM A PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, THE PARTIES HERETO HEREBY WAIVING THEIR RIGHT, IF ANY, TO RECOVER SUCH DAMAGES IN CONNECTION WITH ANY CLAIMS HEREUNDER.

     (h) Notwithstanding anything herein to the contrary and except for the matters set forth in Section 7.5(c)(ii), (i) neither Sheridan nor JEDI I Partnership shall be required to indemnify the other party hereto (or such party's related indemnified parties) unless the total amount of all payments required to be made by such party pursuant to the indemnification provisions hereof exceeds, in the aggregate, $100,000, in which event the party required to indemnify the other party shall be liable under such indemnification provisions for the entire amount and not merely the excess over $100,000, and (ii) neither Sheridan nor JEDI I Partnership shall be required to indemnify the other party hereto (or such party's related indemnified parties) under this Agreement in any amount exceeding in the aggregate $2,250,000.

     (i) Notwithstanding anything herein to the contrary, JEDI I Partnership shall not be obligated to indemnify Sheridan (or such party's related indemnified parties) pursuant to the provisions of Section 7.5(c)(iii) unless
(i) the Claim by Sheridan for indemnification under Section 7.5(c)(iii) is made as a result of a Claim brought against Sheridan by a Person that is not an Affiliate of Sheridan, or (ii) the Claim by Sheridan for indemnification under
Section 7.5(c)(iii) is made on account of the JEDI I Properties being in violation of a Governmental Requirement.

     7.6 SURVIVAL OF TERMS; FAILURE TO CLOSE. All representations, warranties, indemnities, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of Sheridan and JEDI I Partnership; provided, however, that any Claim with respect to the breach thereof may be made only if the party claiming such breach shall have delivered a Claim Notice to the responsible party hereunder (a) in the case of the representations, warranties and covenants of Sheridan contained in Sections 2.3 and 2.4 and Articles 3 and 5 and of JEDI I Partnership contained in Sections 2.3 and 2.4 and Articles 4 and 5, on or before first anniversary of the Closing Date, (b) in the case of the covenant by JEDI I contained in Section 7.5(c)(iii), on or before the third anniversary date of the Closing Date, and (c) at any time, in the case of all other provisions. Notwithstanding anything herein to the contrary, in the event the Closing has not occurred on or before January 15, 1998, because one or more conditions set forth in Section 6.1 has not been satisfied, Sheridan or JEDI I Partnership may terminate its obligations under this Agreement by written notice to the other party; provided, however, that the provisions of Sections 7.1 and 7.6 shall survive any such termination.

     7.7  DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES.   The express
representations and warranties of the parties contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. SHERIDAN ACKNOWLEDGES THAT JEDI I PARTNERSHIP HAS NOT MADE, AND JEDI I PARTNERSHIP HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND SHERIDAN HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (A) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE JEDI I PROPERTIES, AND (B) THE ACCURACY, COMPLETENESS OR MATERIALITY OR ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO SHERIDAN BY OR ON BEHALF OF JEDI I PARTNERSHIP. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, JEDI I PARTNERSHIP EXPRESSLY DISCLAIMS AND NEGATES, AND SHERIDAN HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE JEDI I PROPERTIES (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY SHERIDAN FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE EFFECTIVE DATE OR THE CLOSING DATE, AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH SHERIDAN AND JEDI I PARTNERSHIP THAT THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE JEDI I PROPERTIES ARE HEREBY CONVEYED TO SHERIDAN IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT SHERIDAN HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS SHERIDAN DEEMS APPROPRIATE. JEDI I PARTNERSHIP AND SHERIDAN AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

     7.8 TRANSFER TAXES AND RECORDING FEES. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement and all costs of recording the Assignment shall be the responsibility of, and shall be paid by Sheridan.

     7.9 STANDSTILL. JEDI I Partnership acknowledges that it is subject to the provisions of Section 8.5 of the ECT Purchase Agreement.

     7.10 ACTIONS BY SHERIDAN. Notwithstanding anything herein to the contrary, JEDI I Partnership shall not be liable for, or in breach of its representations or covenants hereunder on account of, any actions taken by Sheridan on or with respect to the JEDI I Properties prior to the Closing Date.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     8.1 AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Sheridan or JEDI I Partnership therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance or for the specific purpose for which given.

     8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and the permitted assigns of the parties hereto including, without limitation and without need of any express assignment. This Agreement and the rights and obligations of Sheridan shall not be assigned without the prior written consent of JEDI I Partnership. JEDI I Partnership may not assign or transfer any or all of its rights and obligations under this Agreement without the consent of Sheridan except (i) prior to the Closing, to an Affiliate with respect to which it has the power to direct or cause the direction of the management and policies of such Affiliate (whether through voting, by contract or otherwise), and (ii) following the Closing, to an Affiliate.

     8.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

     8.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     8.5 GOVERNING LAW. Each of the parties hereto hereby consents and agrees that this Agreement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law.

     8.6 ENTIRE AGREEMENT. This Agreement, the Operative Documents and each of the disclosure letters delivered by the parties hereto constitutes the entire agreement between Sheridan and JEDI I Partnership concerning the matters referred to herein and therein, and, supersede all prior agreements and understandings among Sheridan and JEDI I Partnership relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

     8.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     8.8 FURTHER COOPERATION. At any time and from time to time, and at its own expense, each party shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as the other party may reasonably request in order to further effect the purposes of this Agreement.

     8.9 NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

     8.10 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in exercising any right or remedy under this Agreement and no course of dealing among the parties hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. No notice to or demand on any party hereto not otherwise required by this Agreement shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such party to any other or further action in any circumstances without notice or demand.

     8.11 EXHIBITS; SCHEDULES; AMENDMENT OF DISCLOSURE LETTER. (a) The exhibits attached to this Agreement and the Sheridan Disclosure Letter and the JEDI I Partnership Disclosure Letter are incorporated herein and shall be considered to be a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits or schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     (b) Each of Sheridan and JEDI I Partnership may, from time to time, prior to the Closing, by written notice to the other party, supplement or amend such party's disclosure letter delivered hereunder to correct any matter that would constitute a breach of any representation or warranty of such party herein contained; provided, however, except as provided in the following sentence, no such supplement or amendment will affect the rights or obligations of the parties to this Agreement (including without limitation hereof) until after the Closing Date. Notwithstanding any other provision hereof, if the Closing occurs, any such supplement or amendment of such Disclosure Letter will be effective to cure and correct for indemnification purposes (but only for such purposes) any breach of any representation, warranty or covenant that would have existed by reason of not having made such supplement or amendment.


     8.12 DISPUTE RESOLUTION. (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the transactions contemplated hereby (a "Dispute") shall be submitted to non-binding mediation upon the request of Sheridan or JEDI I Partnership on the following terms. Upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within fifteen (15) days. The Mediator shall attempt, through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to Sheridan, JEDI I Partnership and the Mediator, and each of Sheridan and JEDI I Partnership shall pay one-half of such compensation and other expenses of the mediation.

     (b) In the event that the Dispute has not been resolved within 30 days after the appointment of the Mediator, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 8.12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If, within 10 days after notice, a party fails to select an arbitrator, the party's arbitrator shall be selected by the AAA pursuant to Rule 14 of the Commercial Arbitration Rules. If the third arbitrator is not selected within thirty (30) days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

     (c) Nothing in this Section 8.12 shall limit or delay the right of JEDI I Partnership to exercise the remedies available to it under the Warrant Agreement or the Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                              SHERIDAN ENERGY, INC.


                              By: /s/ B. A. BERILGEN
                                 --------------------------------
                                    B. A. Berilgen, President


                              Address for Notice:

                              1000 Louisiana, Suite 800
                              Houston, Texas  77002
                              Attention: B.A. Berilgen
                              Telecopy:
                                       ------------------------------

                              JEDI HYDROCARBON INVESTMENTS I
                              LIMITED PARTNERSHIP,
                              a Delaware limited partnership,
                              by its General Partner, JEDI Capital L.L.C.


                              By:    /s/ JAMES R. MCBRIDE
                                 ------------------------------------
                              Name:  James R. McBride
                              Title: Agent and Attorney-in-Fact


                              Address for Notice:

                              _______________________________________
                              Attn:  Donna W. Lowry
                                     1400 Smith Street
                                     Houston, Texas 77002
                              Phone: (713) 853-1939
                              Fax:   (713) 640-4039 or (713) 646-4946

                                   EXHIBIT A


                               WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, dated as of December 31, 1997, is made by and between SHERIDAN ENERGY, INC., a company organized under the laws of Delaware ("Sheridan") and JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, a limited partnership organized under the laws of Delaware ("JEDI I"). JEDI I, together with any transferee of Warrants or Warrant Shares, are referred to herein as the "Warrant Holder."

     WHEREAS, Sheridan and JEDI I have entered into that certain Purchase Agreement (the "Purchase Agreement") dated December 31, 1997; and

     WHEREAS, Sheridan proposes to issue to JEDI I as partial consideration for JEDI I entering into the Purchase Agreement, 67,500 common stock purchase warrants (the "Warrants") to purchase shares (the "Warrant Shares") of Sheridan's common stock, par value $0.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Purchase Agreement set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. ISSUANCE OF WARRANTS; FORM OF WARRANT. Sheridan will issue and deliver the Warrants to JEDI I, or to an affiliate thereof designated by JEDI I, on the date of Closing referred to in the Purchase Agreement. The aggregate number of Warrants to be issued and delivered shall be 67,500. The Warrants shall be exercisable on or after the date of Closing referred to in the Purchase Agreement. The text of the Warrant, the purchase form and assignment form to be printed on the reverse thereof shall be substantially as set forth in the Warrant Certificate attached as Exhibit A hereto. The Warrants shall be executed on behalf of Sheridan by the manual or facsimile signature of the President or a Vice President of Sheridan, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of Sheridan. A Warrant bearing the manual or facsimile signature of individuals who were at any time the proper officers of Sheridan shall bind Sheridan notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Warrant Agreement.

     Warrants shall be dated as of the date of execution thereof by Sheridan either upon initial issuance or upon division, exchange, substitution or transfer.

     2. REPRESENTATIONS AND WARRANTIES OF SHERIDAN. Sheridan hereby represents and warrants as follows:

          (A) POWER AND AUTHORITY. Sheridan has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this

     Warrant Agreement, to grant, issue and deliver the Warrants and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock or other securities issuable upon exercise of the Warrants. This Warrant Agreement has been duly executed and delivered by Sheridan.

          (B) RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK. There have been reserved for issuance, and Sheridan shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and such shares, when issued upon receipt of payment therefor or upon a net exercise in accordance with the terms of the Warrants and of this Warrant Agreement, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of stockholders or any restrictions.

     3. CONDITIONS TO PURCHASE. JEDI I's obligations hereunder shall be subject to satisfaction of the following conditions upon the Closing, in addition to such other conditions as are set forth in the Purchase Agreement:

          (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Warrant Agreement and the Warrants and all other legal matters relating to this Warrant Agreement, the Warrants and the transactions contemplated hereby shall be satisfactory in all respects to JEDI I.

          (b) There shall have been duly tendered to JEDI I or upon the order of JEDI I a certificate or certificates representing the Warrants.

     4. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of Sheridan (the "Warrant Register") as they are issued. The Warrants shall be registered initially in such names and such denominations as JEDI I has specified to Sheridan.

     5. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Warrant Agreement, each Warrant certificate may be exchanged at the option of the Warrant Holder thereof for another certificate or certificates of different denominations entitling the Warrant Holder thereof to purchase upon surrender to Sheridan or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Warrant Holder to purchase. Any Warrant Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to Sheridan, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, Sheridan shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of Sheridan, evidencing the same generic rights and entitled to the same generic benefits under this Warrant Agreement as the Warrants surrendered for such exchange, transfer or exercise.

     6. TRANSFER OF WARRANTS. Subject to the provisions of Section 14 hereof, the Warrants shall be transferrable only on the Warrant Register upon delivery to Sheridan of the Warrant certificate or certificates duly endorsed by the Warrant Holder or by his duly authorized attorney-in-fact or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with Sheridan. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with Sheridan in its discretion. Upon any registration of transfer, Sheridan shall deliver a new Warrant or Warrants to the person entitled thereto.

     7.   TERM OF WARRANTS; EXERCISE OF WARRANTS.

     (a) Each Warrant entitles the Warrant Holder thereof to purchase one share of Common Stock during the time period and subject to the conditions set forth in the Warrant Certificate at an exercise price of $5.50 per share, subject to adjustment in accordance with Section 12 hereof (the "Exercise Price"). Each Warrant terminates at 5:00 p.m. Houston time on the fifth anniversary of the Closing Date as defined in the Purchase Agreement (the "Expiration Date").

     (b) The Exercise Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 12 of this Warrant Agreement. Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from Sheridan (and Sheridan shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to Sheridan, or its duly authorized agent, of such Warrants, and upon payment to Sheridan of the Exercise Price, as adjusted in accordance with the provisions of Section 12 of this Warrant Agreement or upon a net exercise pursuant to this subsection of this Warrant Agreement, for the number of shares in respect of which such Warrants are then exercised. The Warrant Holder may (i) pay the Exercise Price in cash, by certified or official bank check payable to the order of Sheridan, or by the surrender to Sheridan of securities of Sheridan having a Market Price equal to the Exercise Price or (ii) make an exercise of Warrants for "Net Warrant Shares." The number of Net Warrant Shares will be determined as described by the following formula: Net Warrant Shares = [WS x (MP-EP)]/MP. "WS" is the number of Warrant Shares issuable upon exercise of the Warrants or portion of Warrants in question. "MP" is the Market Price of the Common Stock on the last trading day preceding the date of the request to exercise the Warrants. "Market Price" shall mean the then current market price per share of Common Stock, as determined in paragraph 12.1(e). "EP" shall mean the Exercise Price.

     Upon such surrender of Warrants, and payment of the Exercise Price, with cash or securities, or upon a net exercise as aforesaid, Sheridan at its expense shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Warrant Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares, as of the date of the surrender of such Warrants and payment of the Exercise Price or receipt of shares by net exercise as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrant Holders thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.

     8. COMPLIANCE WITH GOVERNMENT REGULATIONS. Sheridan covenants that if any share of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any U.S. federal or state or other law or applicable governing rule or regulation of any securities exchange, registration with or approval of any governmental authority, or listing on any such securities exchange, before such shares may be issued upon exercise, Sheridan will use its best efforts to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

     9. PAYMENT OF TAXES. Sheridan will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 12 hereof; provided, however, that Sheridan shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 12 hereof in a name other than that of the Warrant Holder of such Warrants.

     10. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, Sheridan shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

     11. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. Sheridan shall at all times reserve, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any shares of Sheridan's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. Sheridan will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of Sheridan's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. Sheridan will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided by
Section 13 of this Warrant Agreement. Sheridan will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Warrant Holder pursuant to Section 12.3 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Warrant Agreement.

     12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereafter defined.

          12.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

               (a) In case Sheridan shall (i) pay a dividend to holders of Common Stock in shares of Common Stock or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of Sheridan (including any such reclassification in connection with a consolidation or merger in which Sheridan is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of Sheridan which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) In case Sheridan shall issue rights, options or warrants to holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the greater of (a) the Exercise Price or (b) the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) (the "Greater Price"), then in each such case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of common stock so offered would purchase at the Greater Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

               (c) In case Sheridan shall distribute to holders of its shares of Common Stock evidences of its indebtedness or assets (including cash dividends or other cash distributions) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of Sheridan) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               In the event of distribution by Sheridan to holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Holder, upon the exercise thereof at any time after such distribution, shall be entitled to receive from Sheridan, such subsidiary or both, as Sheridan shall determine, the stock or other securities to which such Warrant Holder would have been entitled if such Warrant Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 12.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

               (d)  [intentionally left blank]

               (e) For the purpose of any computation under paragraphs (b) or
          (c) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices of Sheridan's Common Stock, for 10 consecutive trading days commencing 30 trading days before the date of such computation. The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of Sheridan shall determine the current market price, in good faith, on the basis of such quotations as it considers appropriate.

               (f) In any case in which this Section 12.1 shall require that any adjustment in the number of Warrant Shares be made effective as of or immediately after a record date for a specified event, Sheridan may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the shares of Common Stock and other securities of Sheridan, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of Sheridan, if any, issuable upon the exercise of any Warrant prior to such adjustment; provided, however, that Sheridan shall deliver to such Warrant Holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

               (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

               (h) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately after such adjustment.

               (i) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if Sheridan issues or distributes to each Warrant Holder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Warrant Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto.

               (j) For the purpose of this Section 12.1, the terms "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of Sheridan at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the

          Warrant Holders shall become entitled to purchase any securities of Sheridan other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above, and the provisions of Section 7 and Section 12.2 through 12.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

               (k) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by Sheridan upon such exercise plus the aggregate consideration, if any, actually received by Sheridan for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

          12.2. VOLUNTARY ADJUSTMENT BY SHERIDAN. Sheridan may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount determined appropriate by the Board of Directors of Sheridan.

          12.3. NOTICE OF ADJUSTMENT. When the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, Sheridan shall promptly mail by first class, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of Sheridan (who may be the regular accountants employed by Sheridan) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.

          12.4. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of Sheridan with or merger of Sheridan into another person or in case of any sale, transfer or lease to another person of all of or substantially all the assets of Sheridan, Sheridan or such successor or purchaser, as the case may be, shall execute with each Warrant Holder an agreement that each Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Warrant Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The provisions of this Section 12.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

          12.5. STATEMENT ON WARRANTS. Even though Warrants heretofore or hereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement; the parties understand and agree that such Warrants will represent rights consistent with any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants.

     13. FRACTIONAL INTERESTS. Sheridan shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion, thereof), Sheridan shall pay an amount in cash equal to the closing price for one share of the Common Stock on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     14. REGISTRATION UNDER THE SECURITIES ACT OF 1933. JEDI I represents and warrants to Sheridan that it will not dispose of the Warrant or Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an applicable exemption from registration under the Securities Act of 1933, as amended (the "Act"). In connection with any sale by JEDI I pursuant to clause
(ii) of the preceding sentence, JEDI I shall furnish to Sheridan an opinion of counsel reasonably satisfactory to Sheridan to the effect that such exemption from registration is available in connection with such sale.

     15. CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each Warrant Holder shall be bound:

     "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO

     SHERIDAN TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

     The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Warrant Holder thereof shall be bound:

     "THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

     16. NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANT HOLDERS. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Warrant Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of Sheridan or any other matter, or any rights whatsoever as stockholders of Sheridan. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

          (a) Sheridan shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock, or

          (b) Sheridan shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof, or

          (c) a dissolution, liquidation or winding up of Sheridan (other than in connection with a consolidation, merger, sale, transfer or lease or all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events Sheridan shall give notice in writing of such event to the Warrant Holders as provided in Section 20 hereof, with such notice to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to provide or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

     17. NOTICES. Any notice pursuant to this Warrant Agreement to be given or made by the holder of any Warrant or Warrant Shares to or on Sheridan shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

          Sheridan Energy, Inc.
          1000 Louisiana, Suite 800
          Houston, Texas  77002

          Attention: President

Notices or demands authorized by this Warrant Agreement to be given or made to or on the Warrant Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Warrant Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Warrant Register or the Stock Register, as the case may be.

     18. GOVERNING LAW; DISPUTES. This Warrant Agreement, the Warrants and all related documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of Sheridan shall be governed by the provisions of Delaware law.

     19. SUPPLEMENTS AND AMENDMENTS. Sheridan and the Warrant Holders may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which Sheridan and the Warrant Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Warrant Holders. Any amendment to this Warrant Agreement may be effected with the consent of Warrant Holders of at least a majority of the total then outstanding Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that, any amendment which shall have the effect of materially adversely affecting the interests of any Warrant Holder shall not be effective with respect to such Warrant Holder if such Warrant Holder shall not have consented thereto.

     20. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sheridan and all covenants and agreements made herein shall survive the execution and delivery of this Warrant Agreement and the Warrants and shall remain in force and effect until the Expiration Date of all Warrants.

     21. SUCCESSORS. All representations and warranties of Sheridan and all covenants and agreements of this Warrant Agreement by or for the benefit of Sheridan or the Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

     22. MERGER OR CONSOLIDATION OF SHERIDAN. So long as this Warrant Agreement remains in effect, Sheridan will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not Sheridan), shall expressly assume, by supplemental agreement executed and delivered to the Warrant Holders, the due and punctual performance and observance of each and every covenant and condition of this Warrant Agreement to be performed and observed by Sheridan.

     23. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than Sheridan and the Warrant Holders, any legal or equitable right, remedy or claim under this Warrant Agreement, but this Warrant Agreement shall be for the sole and exclusive benefit of Sheridan and the holders of the Warrants and Warrant Shares.

     24. CAPTIONS. The captions of the sections and subsections of this Warrant Agreement have been inserted for convenience and shall have no substantive effect.

     25. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed on the day, month and year first above written.

                                    SHERIDAN ENERGY, INC.


                                    By:_________________________________
                                         B.A. Berilgen, President

                                    JEDI HYDROCARBON
                                    INVESTMENTS I
                                    LIMITED PARTNERSHIP

                                    BY: JEDI CAPITAL L.L.C., ITS
                                           GENERAL PARTNER

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

                                    Address for Notice:

                                    JEDI Hydrocarbon Investments I
                                    Limited Partnership
                                    c/o JEDI Capital L.L.C.
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Attention:  Jeremy Blachman
                                    Telecopy:

                                   EXHIBIT A
                                      TO
                               WARRANT AGREEMENT

                         (FORM OF WARRANT CERTIFICATE)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE Common Stock OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SHERIDAN TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND THE COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

Warrant No. _____                                            67,500 Warrants

                       VOID AFTER 5:00 P.M. HOUSTON TIME
                              ON December 31, 2002
                             SHERIDAN ENERGY, INC.
                              WARRANT CERTIFICATE

     THIS CERTIFIES THAT for value received JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP ("JEDI I"), the registered holders hereof or registered assigns (the "Warrant Holders") are the owners of the number of Warrants set forth above, each of which entitles the owners thereof to purchase at any time from 9:00 A.M., Houston time, on December 31, 1997, until 5:00 P.M., Houston time on December 31, 2002, one fully paid and nonassessable share of common stock (subject to adjustment), par value $0.01 per share (the "Common Stock"), of SHERIDAN ENERGY, INC., a company organized under the laws of Delaware ("Sheridan"), at the exercise price of $5.50 per share, subject to adjustment as described in the Warrant Agreement referred to below (the "Exercise Price").
The Warrant Holders may pay the Exercise Price in cash, or by certified or official bank check or make a net exercise for Net Warrant Shares as described in the Warrant Agreement.

     This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated December 31, 1997 (the "Warrant Agreement"), by and among Sheridan and JEDI I, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of Sheridan and the Warrant Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of Sheridan.

     The Warrant Holders hereof may be treated by Sheridan and all other persons dealing with this Warrant Certificate as the absolute owners hereof for any purpose and as the persons entitled to exercise the rights represented hereby, or to the transfer hereof on the books of Sheridan, any notice to the contrary notwithstanding, and until such transfer on such books, Sheridan may treat the Warrant Holders hereof as the owners for all purposes.

     The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of Sheridan, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Warrant Holders to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled the Warrant Holders to purchase. If this Warrant Certificate shall be exercised in part, the Warrant Holders shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

     Neither the Warrants nor the Warrant Certificate entitles any Warrant Holders hereof to any of the rights of a shareholder of Sheridan.

     THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT ANY MATTER INVOLVING THE INTERNAL CORPORATE AFFAIRS OF SHERIDAN SHALL BE GOVERNED BY THE PROVISIONS OF THE DELAWARE LAW.

     IN WITNESS WHEREOF, SHERIDAN ENERGY, INC. has caused the signature of its President and Secretary to be printed hereon.

                                        SHERIDAN ENERGY, INC.


                                        By:
                                           -----------------------------------
                                                B.A. Berilgen, President

ATTEST:

----------------------------------
Name:               ]
Secretary/Assistant Secretary

                                   EXHIBIT B

                          ASSIGNMENT AND BILL OF SALE

     THIS ASSIGNMENT AND BILL OF SALE (this "Assignment") is from JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is 1400 Smith, Houston, Texas 77002, Attn: Donna W. Lowry, as "Assignor" to SHERIDAN ENERGY, INC., a Delaware corporation whose address is 1000 Louisiana, Suite 800, Houston, Texas 77002, Attn: Bill Berilgen, as "Assignee."

                                   ARTICLE I.

     For and in consideration of $1,000, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has granted, bargained, sold, conveyed, assigned, transferred, set over and delivered and hereby grants, bargains, sells, conveys, assigns, transfers, sets over and delivers unto Assignee, all of Assignor's right, title and interest in and to the following properties (such interest is collectively referred to herein as the "Properties"):

          (a) the oil and gas leases and leasehold interests, working interests, net revenue interests, operating rights, overriding royalty interest, net profits interests or similar interests in the properties, described on Exhibit A, and any other rights that may arise from operation of the properties and lands pooled, unitized, communitized or consolidated with such properties (the "Oil and Gas Properties"); and

          (b) the oil, condensate or natural gas wells, water source wells, salt water disposal wells and other types of injection wells either located on the Oil and Gas Properties or held for use in connection with the Oil and Gas Properties, and whether producing, operating, shut-in, temporarily abandoned, abandoned, standing or otherwise; and

          (c) the severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, petroleum gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or material of every kind and description produced from the Oil and Gas Properties; and

          (d) the physical facilities, equipment, personal property, rights-of-way and easements or interest therein that are used or held for use in connection with the ownership or operation of the properties described in subparagraphs (a) through (c), inclusive, whether located on or off such properties, including without limitation the rights-of-way and easements described on Exhibit B; and

          (e) all contracts and agreements that in any way relate to the properties described in subparagraphs (a) through (d), inclusive, including operating agreements, agreements relating to the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Substances, including, but without limitation by enumeration, all easements, servitudes, pooling and unitization agreements, gas sale agreements, and surface leases, and any and all other amendments, ratifications or extensions of the foregoing.

     LESS AND EXCEPT and Assignor hereby excludes from the foregoing all 2-D seismic information, licenses and data relating to the Properties, to the extent that the same is not transferable without consent, payment or penalty.

     TO HAVE AND TO HOLD the Properties unto Assignee and its heirs, successors and assigns, forever; provided, however, this Assignment is made subject to the following terms and provisions:

                                   ARTICLE II

                                  DISCLAIMERS

     2.1 Disclaimer. Except as provided below, the Properties are hereby assigned by Assignor to Assignee without recourse, covenant or warranty of title of any kind, express, implied or statutory, even to the return of the purchase price. Any covenants or warranties implied by statute or law by the use herein of the words "grant", "convey" or other similar words are hereby expressly restrained, disclaimed, waived and negated. WITHOUT LIMITING THE GENERALITY OF THE TWO PRECEDING SENTENCES, ASSIGNEE ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THE PURCHASE AGREEMENT DATED DECEMBER 31, 1997 BETWEEN ASSIGNOR AND ASSIGNEE (THE "PURCHASE AGREEMENT"), ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE PROPERTIES, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR, (c) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, (d) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (f) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (g) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (h) ANY CLAIMS BY ASSIGNEE FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE EFFECTIVE TIME, AND
(i) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH ASSIGNEE AND ASSIGNOR THAT, EXCEPT AS PROVIDED IN THE PURCHASE AGREEMENT, THE PROPERTIES ARE HEREBY ASSIGNED TO ASSIGNEE IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE

"CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

     2.2 Subrogation. Assignor hereby transfers and assigns unto Assignee, its successors and assigns, all of its rights under and by virtue of all covenants and warranties pertaining to the Properties, express or implied (including, without limitation, title warranties and manufacturers', suppliers' and contractors' warranties), that have heretofore been made by any of Assignor's predecessors in title, or by any third party manufacturers, suppliers and contractors (the "Prior Covenants and Warranties"). This Assignment is made with full substitution and subrogation of Assignee, its successors and assigns, in and to and under and by virtue of the Prior Covenants and Warranties and with full subrogation to all rights accruing under the statutes of limitation, prescription and repose under the laws of the applicable jurisdictions in relation to the Properties and all causes of action, rights of action or warranty of Assignor against all former owners of the Properties.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     3.1 Further Assurances. Without creating any additional covenants, warranties or representations of or by Assignor, Assignor covenants and agrees to execute and deliver to Assignee all such other and additional assignments, instruments and other documents and to do all such other acts and things as may be necessary more fully to vest in Assignee record title to all of the Properties and the respective properties, rights and interests herein and hereby granted or intended to be granted, and to put Assignee in actual possession and operating control of the Properties to the same extent as Assignor was theretofore in, or was theretofore entitled to be in. Such separate or additional assignments, if any: (a) shall evidence the assignment of the Properties herein made or intended to be made; (b) shall not modify any of the terms and covenants herein set forth and shall not create any additional representations or covenants of or by Assignor to Assignee; (c) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as though the same were set forth at length in the separate assignments; and (d) to the extent required by law, shall be on forms prescribed, or may otherwise be on forms suggested, by the appropriate governmental entities and agencies. In the event any term or provision of any additional assignment should be inconsistent with or conflict with the terms or provisions of this Assignment, the terms and provisions of this Assignment shall control and shall govern the rights, obligations and interests of the parties hereto, their successors and assigns. Such additional assignments and this Assignment shall, when taken together, be deemed to constitute the one assignment by Assignor to Assignee of all of the Properties.

     3.2 Approval. This Assignment, insofar as it affects any interest in leases the transfer of which must be approved by any governmental entity or agency, is made and accepted subject to the approval of the appropriate governmental entity or agency and to the terms of such approval, if and to the extent required by law.

     3.3 Assumption. Assignee expressly assumes all of Assignor's obligations relating to the Properties, including, without limitation, leases, operating agreements, unit agreements and contracts.

     3.4 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one conveyance.

     3.5 Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     3.6 Recording. To facilitate recording or filing of this Assignment, the counterpart to be recorded in a given county or parish may contain only that portion of the exhibits that describes Properties located in that county or parish. Assignor and Assignee have each retained a counterpart of this Assignment with complete exhibits.

     3.7 Exhibits. Reference is made to all Exhibits attached hereto and made a part hereof for all purposes. References in such Exhibit to instruments on file in the public records are made a part hereof for all purposes.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date of their respective acknowledgments below, but effective as of 7:00 a.m. local time on September 1, 1997.


                                    ASSIGNOR:

                                    JEDI HYDROCARBON INVESTMENTS I
                                    LIMITED PARTNERSHIP

WITNESSES:
                                    By:  JEDI CAPITAL L.L.C.
                                         Its General Partner

                                    By:
----------------------------            --------------------------------
                                    Name:
----------------------------             -------------------------------
                                    Title:
----------------------------              ------------------------------



                                    ASSIGNEE:

WITNESSES:                          SHERIDAN ENERGY, INC.


                                    By:
----------------------------            --------------------------------
                                    Name:
----------------------------             -------------------------------
                                    Title:
----------------------------              ------------------------------

                                ACKNOWLEDGMENTS

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     On this 31st day of December, 1997, before me appeared _________________, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the _______________________ of JEDI CAPITAL L.L.C., a Delaware limited liability company, as general partner of JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, a Delaware limited partnership, and that the instrument was signed on behalf of the company by authority of its Members in its capacity as the general partner of JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP, and that he acknowledged the instrument to be the free act and deed of the company, the general partner of JEDI HYDROCARBON INVESTMENTS I LIMITED PARTNERSHIP.

                                        --------------------------------------
                                        Notary Public in and for
                                        The State of TEXAS

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     On this 31st day of December, 1997, before me appeared __________________, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the _______________________ of SHERIDAN ENERGY, INC., a Delaware corporation, and that the instrument was signed on behalf of the corporation by authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of the corporation.

                                        ---------------------------------------
                                        Notary Public in and for
                                        The State of TEXAS

                                   EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (this "Agreement") is entered into and made effective as of December 31, 1997, by and among Sheridan Energy, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company whose signatures appear on the signature pages of this Agreement under the caption "Stockholders" (referred to herein, together with all permitted transferees, individually as a "Stockholder" and collectively as the "Stockholders").


                                  WITNESSETH:
                                  ----------

     WHEREAS, in connection with the purchase and sale of shares of common stock pursuant to (i) the ECT Agreement (as defined below), (ii) the Grand Gulf Agreement (as defined below), and (iii) the JEDI I Agreement (as defined below), it was contemplated that the Company would grant certain registration rights to the Stockholders, and the Company agreed to grant such registration rights.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

     "Agreement" shall have the meaning set forth above.

     "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday for banks in the State of Texas.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or any successor class of the Company's Common Stock.

     "Company" shall have the meaning set forth above.

     "ECT" shall mean Enron Capital Trade & Resources Corp.

     "ECT Agreement" shall mean that certain Stock Purchase Agreement between the Company and ECT dated November 28, 1997.

     "Enron Entities" means ECT, JEDI and JEDI I.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Grand Gulf" shall mean Grand Gulf Production, L.L.C.

     "Grand Gulf Agreement" shall mean that certain Purchase Agreement between Grand Gulf and the Company dated December 31, 1997.

     "Holders" means the holders of Registrable Shares and shall include transferees to whom Holders are permitted to assign rights hereunder pursuant to
Section 4.1.

     "JEDI" shall mean Joint, Energy Development Investments Limited
Partnership.

     "JEDI I" shall mean JEDI Hydrocarbon Investments I Limited Partnership.

     "JEDI I Agreement" shall mean that certain Purchase Agreement between JEDI I and the Company dated December 31, 1997.

     "Initiating Holders" shall mean Holders holding no less than 250,000 Registrable Shares.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

     "Registrable Shares" shall mean the shares of Common Stock issued by Company pursuant to the ECT Agreement, JEDI I Agreement, and the Grand Gulf Agreement, and any shares of Common Stock (including shares of Common Stock issuable upon the exercise of options, warrants or other convertible or exchangeable securities) received on or after December 15, 1997 by the Stockholders (other than Grand Gulf) from Company or otherwise in a transaction not involving a public offering within the meaning of the Securities Act, including without limitation, the acquisition of shares of Common Stock by JEDI from Grand Gulf.

     "Stockholder" and "Stockholders" shall have the meaning set forth above.

     SECTION 2.     REGISTRATION RIGHTS.

     2.1 PIGGY-BACK REGISTRATION. If Company at any time proposes to register any shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), other than in a demand registration pursuant to
Section 2.2(a) of this Agreement and other than in a registration on Form S-4 or Form S-8, it shall give notice to the Holders of such intention 20 days prior to the filing of a registration statement with respect to such shares. Upon the written request of any Holder given within 20 days after receipt of any such notice, Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises Company that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares that may be included in such registration and the reduced number of shares, if any, to be sold shall be allocated among the Company, participating Holders and other persons participating in such registration in proportion to the number of shares proposed to be sold by each party prior to the imposition of a limitation by the managing underwriter. The rights of a Holder to participate in a registration pursuant to this Section 2.1 shall terminate at such time as such Holder holds less than 2% of the outstanding shares of Common Stock.

     2.2  DEMAND REGISTRATION.   (a)  At any time and from time to time, one or
more Initiating Holders may request in writing that all or part of the Registrable Shares shall be registered for sale under the Securities Act.
Within 5 days after receipt of any such request, Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide Company with written requests for inclusion therein within 15 days after the receipt of Company's notice. Thereupon, Company shall effect the registration of all Registrable Shares as to which it has received requests for registration specified in the request for registration. Company shall not be required to effect any such registration prior to November 28, 1998; provided, however, that the Initiating Holders may request registration hereunder prior to November 28, 1998 and in such event Company shall undertake to issue the notices referred to herein prior to November 28, 1998 so as to permit the filing of registration statement promptly after November 28, 1998. Notwithstanding any other provision of this
Section 2.2(a), if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares to be offered by Company or by shareholders other than the Holders, and second, to the extent necessary, and only if all shares to be offered by Company and by shareholders other than Holders have been excluded, Registrable Shares and the number of shares of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders. Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to this Section 2.2(a) and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 2.2(a). Company shall not be required to effect more than an aggregate of three registrations pursuant to this Section 2.2(a).

     (b) If Company shall furnish to the Holders a certificate signed by the President of Company stating that in the good faith judgment of the Board of Directors of Company it would be seriously detrimental to Company for a registration statement to be filed at such time or would materially adversely affect a pending or proposed public offering of Company's securities, Company shall have the right to defer the filing of a registration statement requested pursuant to Section 2.2(a) hereof for a period of not more than 90 days after receipt of the request of the Holders under Section 2.2(a); provided, however, that (i) Company shall not utilize this right more than once in any 12-month period and (ii) except with respect to the first deferment of the filing of a registration statement required pursuant to Section 2.2(a) because of any pending or proposed public offering of Company's securities, in the event of any such pending or proposed public offering of Company's securities, up to 25% of the shares to be included in the registration for such public offering shall be Registrable Shares at the request of such Holders and the number of shares of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders.

       2.3 LOCKUPS. Each Holder agrees, so long as such Holder holds 2% or more of the outstanding shares of Common Stock, that upon request by the managing underwriter in any underwriting of Common Stock or securities convertible into or exchangeable for Common Stock, it will agree not to sell or otherwise dispose of its shares of Common Stock without the consent of such managing underwriter for such period of time (which may not exceed 180 days) from the effective date of the registration statement as may be requested by such underwriters; provided, however, that the obligations of such Holders pursuant to this Section 2.3 shall be conditioned upon the receipt by such underwriters of lockup agreements for the same period of time and on the same terms as the time period and terms requested of such Holders from each executive officer or director of the Company or holder of 10% or more of the outstanding shares of Common Stock.

     2.4 REGISTRATION PROCEDURES. Whenever any Registrable Shares are to be registered pursuant to Section 2.1 or 2.2 of this Agreement, the Company will use reasonable efforts to effect the registration of such Registrable Shares on the same terms and conditions as any similar securities of the Company included therein. In connection with any registration pursuant to Section 2.1 or Section
2.2 the Company will, subject to Section 2.1 or 2.2 respectively, as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

     (c) furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

     (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

     (e) notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material act or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (f) cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Company are then listed;

     (g) provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares in each case not later than the effective date of such registration; and

     (h) furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares.

     If any registration statement provided for hereunder refers to any Holder by name or otherwise as the holder of any securities of the Company then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the 1933 Act or any similar federal statute then in force, the deletion of the reference to such Holder.

     2.5 REGISTRATION EXPENSES. All expenses incurred in connection with any registration under Sections 2.1 or 2.2 shall be borne by Company; provided, however, that (i) each of the Holders participating in such registration shall pay its pro rata portion of the fees, discounts or commissions payable to any underwriter, and (ii) the Holders participating in a third registration made pursuant to Section 2.2 shall bear their proportionate part of all Commission and NASD filing fees and one-half of all other expenses incurred in connection with any such registration.

     2.6  INDEMNIFICATION; CONTRIBUTION.

     (a) Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with Company's consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by a Holder to the managing underwriter specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Holder, the underwriter or any controlling person of the selling Holder or the underwriter, and regardless of any sale in connection with such offering by the selling Holder. Such indemnity shall survive the transfer of securities by a selling Holder.

     (b) Each Holder participating in a registration hereunder will indemnify and hold harmless Company, any underwriter for Company, and each person, if any, who controls Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Holder's consent) to which Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each such Holder will reimburse Company, any underwriter and each such controlling person of Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder to the managing underwriter specifically for inclusion therein; provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. In no event shall the liability of any Holder exceed the gross proceeds received by such Holder from the offering.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of subsections 2.6(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsections 2.6(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than to the extent the party to be notified is actually prejudiced thereby. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsections 2.6(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) If recovery is not available under the foregoing indemnification provisions with respect to a matter referred to in Sections 2.6 (a) or(b) hereof, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances; provided that no party shall be required to contribute an amount in excess of the amount it would have been required to pay pursuant to the foregoing indemnification provisions if they had been available.

     2.7 DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to Section 2.2, the managing underwriter shall be reasonably acceptable to the Initiating Holders and Company.

     2.8 RULE 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available other nonconfidential information so long as necessary to permit sales under Rule 144 under the 1933 Act), and it will take such other action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 3. REPRESENTATION AND WARRANTY. The Company hereby represents and warrants to the Stockholders that (a) other than the registration rights granted pursuant to this Agreement, the Company has not granted registration rights to any Person; and (b) no consent, approval, authorization or waiver of any Person is required to permit the Company to execute or deliver this Agreement or perform this Agreement in accordance with its terms and upon execution this Agreement will not conflict with Company's constituent documents or any material contract.

     SECTION 4.     ASSIGNMENT AND SUBSEQUENT GRANTS.

     4.1 ASSIGNMENT OF REGISTRATION RIGHTS. Any Holder may assign all or part of its rights under this Agreement to any transferee who acquires 100,000 or more Registrable Shares. The transferor shall, within 20 days after such transfer, furnish Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned.

     4.2 SUBSEQUENT GRANTS OF REGISTRATION RIGHTS. After the date hereof, Company will not enter into any agreement granting any holder or prospective holder of any securities of Company registration rights (i) unless such registration rights include lockup provisions which are the same as those provisions set forth in Section 2.3 hereof, and (ii) unless any demand registration rights granted to such holders or prospective holders expressly permit the Holders to participate in any such demand registration and provide for cutbacks as requested by a managing underwriter on a pro rata basis among such holders or prospective holders and any Holders electing to participate in such offering on a pro rata basis based on the number of shares for which registration is requested.

     SECTION 5.     MISCELLANEOUS.

     5.1 RECAPITALIZATION, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Shares, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

     5.2 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed (i) if to Company, to: 1000 Louisiana, Suite 800, Houston, Texas 77002, Attention: B.A. Berilgen, (ii) if to a Stockholder, at such Stockholder's address as shown on the stock transfer records of the Company, or to such other address (as to a Stockholder) as such Stockholder may furnish to the Company, or (as to the Company) as the Company may furnish to the Stockholders except that notices of changes of address shall be effective only upon receipt.

     5.3 APPLICABLE LAW. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without giving effect to any conflict of law rules which would require the application of the law of another jurisdiction; provided, however, that any matter involving the internal corporate affairs of the Company shall be governed by the provisions of Delaware law.

     5.4 AMENDMENT AND WAIVER. This Agreement may be amended, and the provisions hereof may be waived, only by a written instrument signed by the Holders (at the time of such amendment or waiver) or their designees and the Company. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     5.5 REMEDY FOR BREACH OF CONTRACT. The parties agree that in the event there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the parties hereto shall be in law and in equity and injunctive relief shall lie for the enforcement of or relief from any provisions of this Agreement. If any remedy or relief is sought and obtained by any party against one of the other parties pursuant to this Section 5.5, the other party shall, in addition to the remedy of relief so obtained, be liable to the party seeking such remedy or relief for the reasonable expenses incurred by such party in successfully obtaining such remedy or relief, including the fees and expenses of such party's counsel.

     5.6 SEVERABILITY. It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any Person or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

     5.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     5.8 HEADINGS. The section and paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

     5.9 BINDING EFFECT. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and is not intended to confer upon any other

Person any right or remedies hereunder; provided, however, that a transferee of a Holder shall be deemed to be a Holder for purposes of obtaining the benefits or enforcing the rights of a Holder and, if requested by the Company, shall execute such documents as may reasonably be requested by the Company to evidence such transferee's agreement to be bound by this Agreement as if a party hereto.

     5.10 ENTIRE AGREEMENT. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement and supersedes all prior agreements, understandings, both written and oral, among the parties with respect to the registration rights pertaining to Common Stock acquired by the Holders, expressly including the provisions of Article VII of the ECT Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                      COMPANY:

                                      SHERIDAN ENERGY, INC.

                                      By:
                                         ------------------------------
                                      Name:
                                         ------------------------------
                                      Title:
                                         ------------------------------

                                  STOCKHOLDERS
                                  ------------

                                               SHARES OWNED AT
       STOCKHOLDERS                           TIME OF EXECUTION
       ------------                           -----------------

ENRON CAPITAL & TRADE
RESOURCES CORP.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


GRAND GULF PRODUCTION, L.L.C.


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

JEDI HYDROCARBON INVESTMENTS I
LIMITED PARTNERSHIP

By:  JEDI CAPITAL L.L.C., its general partner

     By:
        ----------------------------
     Name:
          --------------------------
     Title:
           -------------------------